                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TRIKON TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                           TRIKON TECHNOLOGIES, INC.
                                 RINGLAND WAY,
                            NEWPORT, GWENT NP6 2TA
                                UNITED KINGDOM

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 28, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the "Annual Meeting") of Trikon Technologies, Inc. (the "Company") will be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on Tuesday, July 28, 1998, at 9:00 a.m., for the following purposes:

    1. For the holders of Common Stock to elect four directors of the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The nominees for election by holders of Common Stock are Christopher D. Dobson, Thomas C. McKee, Nigel Wheeler and Richard M. Conn.

    2. For the holders of Series H Preferred Stock to elect two directors of the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The nominees for election by the holders of Series H Preferred Stock are Lawrence D. Lenihan, Jr. and Stephen N. Wertheimer.

    3. To approve an amendment to the Company's Seventh Restated Articles of Incorporation to effectuate a two-for-three reverse stock split of all outstanding shares of Common Stock of the Company.

    4. To approve an amendment to the Company's Seventh Restated Articles of Incorporation to provide for an increase in the number of authorized shares of Common Stock from 50,000,000 to either 73,333,333 share if the proposed reverse stock split in Proposal 3 is approved by the shareholders and effected by the Company or 110,000,000 shares if the proposed reverse stock split is not approved by the shareholders and a decrease in the number of authorized shares of preferred stock from 20,000,000 to 5,000,000 shares.

    5. To approve a series of amendments to the Company's 1991 Stock Option Plan, including (i) an increase in the number of shares of Common Stock that may be issued under such plan from 2,400,000 to 8,870,000 shares (without giving effect to the proposed reverse stock split in Proposal 3) and (ii) the extension of the term of such plan to December 31, 2003.

    6. To approve the implementation of the Company's 1998 Directors Stock Option Plan.

    7. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

    8. To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof is June 22, 1998. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

  Whether or not you plan to attend the Annual Meeting in person, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Jeremy Linnert
                                          Secretary

Newport, Gwent, United Kingdom

July 6, 1998


   YOUR VOTE IS IMPORTANT IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                           TRIKON TECHNOLOGIES, INC.
                                 RINGLAND WAY,
                            NEWPORT, GWENT NP6 2TA
                                UNITED KINGDOM

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 28, 1998

                               ----------------

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Trikon Technologies, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 a.m. on Tuesday, July 28, 1998, at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed on or about July 8, 1998, to all shareholders entitled to vote at the Annual Meeting.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATION

VOTING

  The Company's common stock, no par value per share (the "Common Stock"), and series H preferred stock, no par value per share (the "Series H Preferred Stock"), are the only classes of securities entitled to vote at the Annual Meeting. The Company's Series H Preferred Stock is only entitled to vote on Proposal 2. The Company's Common Stock is not entitled to vote on Proposal 2. On June 22, 1998, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 49,984,726 shares of Common Stock and 2,855,754 shares of Series H Preferred Stock outstanding. Each shareholder of record on June 22, 1998, is entitled to one vote for each share of Common Stock and one vote for each share of Series H Preferred Stock held on such date.

  A majority of the shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business other than for Proposal 2. A majority of the shares of Series H Preferred Stock, represented in person or by proxy, shall constitute a quorum for the election of the directors to be elected by the holders of Series H Preferred Stock as set forth in Proposal 2. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. With respect to the election of directors by holders of Common Stock, the four nominees receiving the greatest number of affirmative votes will be elected. With respect to the election of directors by holders of Series H Preferred Stock, the two nominees receiving the greatest number of affirmative votes will be elected. With respect to the approval of the amendment of the Company's Seventh Restated Articles of Incorporation (the "Restated Articles") to effectuate the two-for-three reverse stock split (the "Reverse Split") and the amendment to the Restated Articles to increase the number of shares of Common Stock and decrease the number of shares of preferred stock authorized for issuance, the affirmative vote of a majority of the Company's outstanding shares of Common Stock will constitute approval of such proposals. With respect to the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ended December 31, 1998, the amendments to the Company's 1991 Stock Option Plan (the "Option Plan") and the adoption of the Company's 1998 Directors Stock Option Plan (the "Directors Plan"), the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting will constitute ratification of such proposals, provided that the shares voting affirmatively also constitute at least a majority of the required quorum. Accordingly, abstentions and broker non-votes can have the effect of preventing approval of the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants, the amendments to the Option Plan and the adoption of the Directors Plan, if the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

  In the election of directors by holders of Common Stock or by holders of Series H Preferred Stock, a shareholder may cumulate his votes for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of his intention to so cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes in such election of directors. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed among two or more nominees in such proportions as the shareholder or proxy deems fit.

PROXIES

  Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the appropriate enclosed proxy, which is solicited by the Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the approval of Proposals 1, 2, 3, 4, 5, 6 and 7 described in the accompanying Notice and Proxy Statement and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

  The blue proxy is only to be used to vote shares of Common Stock. The pink proxy is only to be used to vote shares of Series H Preferred Stock. Holders of both Common Stock and Preferred Stock should complete both the blue proxy, to vote their shares of Common Stock, and the pink proxy, to vote their shares of Series H Preferred Stock.

SOLICITATION OF PROXIES

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to shareholders.

  Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

       PROPOSAL NO. 1: ELECTION OF DIRECTORS BY HOLDERS OF COMMON STOCK

GENERAL

  The Certificate of Determination which establishes the rights, preferences and privileges of the Series H Preferred Stock provides that the holders of Series H Preferred Stock are entitled to elect one director if the Board of Directors is constituted of five or fewer members and two directors if the Board is constituted of more than five members. Under the Bylaws of the Company, the number of directors constituting the entire Board of Directors may be increased or decreased within the range of not less than five and not more than nine directors by majority action of the Board of Directors. The currently authorized number of directors is six. As a result, four directors will be elected at this meeting by holders of Common Stock and two directors will be elected by the holders of Series H Preferred Stock.

  At the Annual Meeting, the Company is nominating four candidates for election to the Board of Directors by holders of Common Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Common Stock by them for the four nominees listed herein. In the event that any nominee of the Company is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present Board of Directors. Management has no present knowledge that any of the persons named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next annual meeting of shareholders or until such director's successor has been elected and qualified.

  The four nominees who receive the greatest number of affirmative votes of shares of Common Stock shall become directors. Upon the request of any person entitled to vote for directors to be elected by the holders of Common Stock prior to the voting, each holder of Common Stock voting in the election of directors may cumulate such holder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such holder, or distribute his votes on the same principle among as many candidates as he may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless, pursuant to the Bylaws of the Company, the candidate's name has been placed in nomination prior to the voting.

  To the knowledge of the Company, no arrangement or understanding exists between any of such four nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the nominees listed below for election by the holders of Common Stock.

  Christopher D. Dobson joined the Company's Board of Directors as Chairman in November 1996 upon the Company's acquisition of Electrotech Limited and Electrotech Equipments Limited (together, "Electrotech"). Upon the resignation of Dr. Gregor Campbell in December 1997, Mr. Dobson was appointed Chief Executive Officer of the Company, in which position he served until the appointment of Thomas C. McKee in June 1998. Mr. Dobson was a co-founder of Electrotech and was the Chairman of Electrotech's board of directors from 1971 to November 1996.

  Richard M. Conn was first elected as a director of the Company in January 1998. Mr. Conn formed Business Development Consulting in early 1997 and serves as a consultant in the semiconductor equipment industry. Prior to forming Business Development Consulting, Mr. Conn was a Vice President of Sales at KLA Instruments Corp. from 1984 until 1996. During his tenure at KLA Instruments Corp., Mr. Conn was a member of the boards of directors of KLA Instruments Corp.'s subsidiaries in the United Kingdom, France and Germany. Mr. Conn has held several other positions in the semiconductor industry at companies that include Eaton Semiconductor Equipment, Applied Materials UK and ITT Semiconductors.

  Thomas C. McKee was appointed Chief Executive Officer and a director by the Board of Directors in June 1998. Mr. McKee was the President and Chief Operating Officer of Integrated Process Equipment Corp. ("IPEC") from October 1995 to January 1998. He was Chief Operating Officer of Westech Systems, Inc. ("Westech"), the predecessor to IPEC, from April 1994 to October 1995. From November 1993 to April 1994, he was Executive Vice President of Westech. Prior to joining IPEC, Mr. McKee served in various management and consulting positions within the semiconductor capital equipment industry and was the founder of Semiconductor Systems, Inc., a manufacturer of photolithography track equipment that was sold to General Signal in 1983.

  Nigel Wheeler joined the Company as a director and the President and Chief Operating Officer in November 1996 upon the Company's acquisition of Electrotech. From July 1993 to November 1996, Mr. Wheeler served as Electrotech's Chief Executive Officer. From July 1986 to July 1993, Mr. Wheeler was the General Operations Director of Electrotech and had served in other capacities with Electrotech since 1980.

 PROPOSAL NO. 2: ELECTION OF DIRECTORS BY HOLDERS OF SERIES H PREFERRED STOCK

GENERAL

  The Certificate of Determination which establishes the rights, preferences and privileges of the Series H Preferred Stock provides that the holders of Series H Preferred Stock are entitled to elect one director if the Board of Directors is constituted of five or fewer members and two directors if the Board is constituted of more than five members Under the Bylaws of the Company, the number of directors constituting the entire Board of Directors may be increased or decreased within the range of not less than five and not more than nine directors by majority action of the Board of Directors. The currently authorized number of directors is six. As a result, four directors will be elected at this meeting by holders of Common Stock and two directors will be elected the holders of Series H Preferred Stock.

  At the Annual Meeting, the Company is nominating two candidates for election to the Board of Directors by holders of Series H Preferred Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Series H Preferred Stock by them for the nominees listed herein. In the event that any nominee of the Company is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present Board of Directors. Management has no present knowledge that the persons named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until such director's successor has been elected and qualified.

  The two nominees who receive the greatest number of affirmative votes of shares of Series H Preferred Stock shall become directors. Upon the request of any person entitled to vote for directors to be elected by the holders of Series H Preferred Stock prior to the voting, each holder of Series H Preferred Stock voting in the election of directors may cumulate such holder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Series H Preferred Stock held by such holder, or distribute his votes on the same principle among as many candidates as he may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless, pursuant to the Bylaws of the Company, the candidate's name has been placed in nomination prior to the voting.

  Pursuant to a management agreement (the "Management Agreement") between the Company and B III Capital Partners, L.P. ("B III"), entered into on April 24, 1998, the Company granted B III, among other rights, the right to nominate one member of the Board of Directors of the Company. Stephen N. Wertheimer has been nominated for election as a director by B III pursuant to the Management Agreement. To the knowledge of the

Company, no arrangement or understanding exist between any nominee for the director to be elected by the holders of Series H Preferred Stock and any other person or persons pursuant to which the nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the nominees listed below for election by the holders of Series H Preferred Stock.

  Lawrence D. Lenihan, Jr. was appointed to the Board of Directors in June 1998. Mr. Lenihan has been a managing member of the general partner of Pequot Private Equity Fund, L.P. since February 1997. He is also a principal at Dawson-Samberg Capital Management, Inc. From August 1993 to October 1996, Mr. Lenihan was a principal at Broadview Associates, LLC. He currently serves as a Director of Direc-To-Phone, Digital Generation Systems, Inc. and Sanctuary Woods Multimedia Corporation.

  Stephen N. Wertheimer was appointed to the Board of Directors in June 1998. He has been a Managing Director of Credit Research and Trading LLC since 1996. He was the President and Founder of Water Capital Corp. from 1991 to 1996. From 1988 to 1991, he was a Managing Director for PaineWebber Incorporated.
Mr. Wertheimer is also Chairman of Advanced Mining Systems, Inc. and currently serves as a director of El Paso Electric Company and Greenwich Fine Arts, Inc.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

                                     POSITIONS AND OFFICES HELD WITH THE
   NOMINEES                      AGE COMPANY
   --------                      --- -----------------------------------
   Richard M. Conn(1)(2).......   53 Director
   Christopher D. Dobson.......   61 Director and Chairman of the Board
   Brian D. Jacobs(1)(2)(3)....   37 Director
   Thomas C. McKee.............   50 Director and Chief Executive Officer
   Nigel Wheeler...............   48 Director, President and Chief Operating
                                     Officer
   Lawrence D. Lenihan, Jr.....   33 Director
   Stephen N. Wertheimer.......   47 Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Not standing for reelection

INCUMBENT DIRECTOR NOT STANDING FOR REELECTION

  Brian D. Jacobs has served as a director of the Company since March 1993. Mr. Jacobs is currently a general partner and executive vice president of St. Paul Venture Capital, which he joined in June 1992. Mr. Jacobs also serves as a director of several private corporations. Mr. Jacobs is not standing for reelection.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1997, the Board of Directors held twelve (12) meetings. During this period, each of the incumbent directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal control functions, and monitors transactions between the Company and its employees, officers and directors. The Audit Committee held two (2) meetings during the year ended December 31, 1997. The Compensation Committee administers the Company's stock option plan and designates compensation levels for officers and directors of the Company. The Compensation Committee held four (4) meetings during the year ended December 31, 1997.

     PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO SEVENTH RESTATED ARTICLES OF
                     INCORPORATION TO EFFECT A TWO-FOR-THREE REVERSE STOCK SPLIT

GENERAL

  The Board of Directors of the Company has unanimously approved (subject to shareholder approval), and is hereby soliciting shareholder approval of, an amendment to the Company's Restated Articles, substantially in the form of Exhibit "A" attached to this Proxy Statement (the "Reverse Split Articles Amendment"), and incorporated herein by reference, effecting the Reverse Split with respect to all issued and outstanding shares of Common Stock; however, such text is subject to change as may be required by the Secretary of State of the State of California (the "California Secretary of State"). If the Reverse Split Articles Amendment is approved by the actions of the Company's shareholders, as a result of the Reverse Split, every three shares of existing Common Stock outstanding ("Old Common Stock") as of the time of filing of the Reverse Split Articles Amendment with the California Secretary of State (the "Effective Date") would be automatically converted into two new shares of Common Stock ("New Common Stock").

  In order to effect the Reverse Split, the shareholders are being asked to approve the Reverse Split Articles Amendment. The Board of Directors approved the Reverse Split by unanimous written consent effective June 19, 1998. The Board of Directors believes that the Reverse Split is in the best interests of both the Company and the shareholders and has approved, subject to shareholder approval, the Reverse Split. If the Reverse Split is approved by the shareholders, the Board of Directors shall determine, in its sole discretion, when to file the Reverse Split Articles, if at all. The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to decide not to proceed with the Reverse Split if at any time prior to its effectiveness it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its shareholders.

  The approval of the Reverse Split Articles of Amendment requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock. The failure of the shareholders to approve the Reverse Split Articles Amendment will not affect any other proposals of this Proxy Statement.

PURPOSES AND REASONS FOR THE REVERSE SPLIT

  The Board of Directors believes that the Reverse Split is desirable to the Company and its shareholders. The principal reasons for the Reverse Split are to aid the Company in remaining eligible for listing on the Nasdaq National Market (the "NNM") and to attempt to enhance investor interest in the Common Stock.

  The Common Stock is currently quoted on the NNM. On May 22, 1998, the Company received notification from the Nasdaq Stock Market, Inc. ("Nasdaq") that its Common Stock had closed at a price below $1 for 30 consecutive days. Consequently, the Company is out of compliance with the NNM continued listing requirement of maintaining a minimum bid price of $1. The NASDAQ Small Cap Market has a similar requirement. If the common stock closing price of a company listed on NNM falls below $1 for 30 consecutive days, its common stock must close at or above $1 for ten consecutive trading days within 90 days of the date on which the price closed below $1 for the 30th consecutive day. Consequently, the Company's Common Stock must have a closing price equal to or greater than $1 for ten consecutive trading days prior to August 24, 1998 or the Nasdaq Stock Market could seek to delist the Company's Common Stock.

  The Company believes the Reverse Split is necessary to maintain its listing on the NNM pursuant to the continued listing requirements of the NNM. The closing bid price per share of the Common Stock as reported on the NNM has not closed at or above $1 since April 8, 1998. Given the current price of the Common Stock, the Company's Common Stock will likely be delisted if no action is taken. Such delisting would likely adversely affect the trading in and liquidity of the Common Stock. The Company expects that, as a result of the Reverse Split, the market price of the Common Stock would increase, thereby enabling the Company to maintain its listing on the NNM.

  The Board of Directors also believes that the current low per share price of the Common Stock as reported on the NNM has had a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual shareholders and the potential ability of the Company to raise capital by issuing additional shares or to undertake merger or acquisition transactions. Reasons for these effects include internal policies and practices of certain institutional investors which prevent or tend to discourage the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

  In addition, since brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual shareholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board of Directors believes that the Reverse Split, and the expected resulting increased price level, may enhance investor interest in the Common Stock. There is however, no assurance that any of the foregoing effects will occur.

  WHILE THE BOARD OF DIRECTORS BELIEVES THAT THE SHARES OF COMMON STOCK WILL TRADE AT HIGHER PRICES THAN THOSE WHICH HAVE PREVAILED IN RECENT MONTHS, THERE IS NO ASSURANCE THAT SUCH INCREASE IN THE TRADING PRICE WILL OCCUR OR, IF IT DOES OCCUR, THAT IT WILL EQUAL OR EXCEED THE DIRECT ARITHMETICAL RESULT OF THE REVERSE SPLIT SINCE THERE ARE NUMEROUS FACTORS AND CONTINGENCIES WHICH COULD AFFECT SUCH PRICE. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO MEET THE LISTING REQUIREMENTS FOR THE NNM FOLLOWING THE REVERSE SPLIT.

EFFECTS OF THE REVERSE SPLIT

  If effected, the Reverse Split would reduce the number of outstanding shares of Old Common Stock from 49,984,720 as of June 22, 1998 to approximately 33,323,147 shares of New Common Stock as of the Effective Date. (The foregoing assumes no issuances of Common Stock between June 22, 1998 and the Effective Date.) The Reverse Split itself would have no effect on the number of authorized shares of Common Stock or the par value of the Common Stock.

  The Reverse Split will effect a reduction in the number of shares of Common Stock available under the Option Plan in proportion to the exchange ratio of the Reverse Split. The number of shares of Common Stock currently authorized under the Option Plan is 2,400,000 (without giving effect to the proposed Reverse Split and the 6,470,000 share increase in the number of shares authorized under the Option Plan that is subject to shareholder approval under Proposal 5, below). The Board authorization, subject shareholder approval, of the increase of the number of shares available under the Option Plan and the adoption of the Directors Plan with 500,000 shares of Common Stock available thereunder do not give effect to the Reverse Split. Accordingly, if the shareholders approve the Reverse Split, the amendments to the Option Plan and the Directors Plan, the Reverse Split would effect a reduction in the numbers of shares of Common Stock available under the Option Plan and the Directors Plan from 8,870,000 to approximately 5,913,333 and from 500,000 to 333,334, respectively. The Company also had outstanding certain stock options and warrants to purchase shares of the Company's Common Stock. Under the terms of the outstanding options and warrants, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The Reverse Split would not affect any shareholder's proportionate equity interest in the Company except for those shareholders who would receive an additional share of Common Stock in lieu of fractional shares. None of the rights currently accruing to holders of the Company's Common Stock, or options or warrants to purchase Common Stock, will be affected by the Reverse Split.

  The Reverse Split will result in some shareholders holding odd lots of the Company's Common Stock (blocks of less than 100 shares). Because brokers typically charge a higher commission to complete trades in odd lots of securities, the transaction costs may increase for those shareholders who will hold odd lots after the Reverse Split.

  Although the Board of Directors believes as of the date of this Proxy Statement that the Reverse Split is advisable, the Reverse Split may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to the Effective Date.

  The Board of Directors may make any and all changes to the Reverse Split Articles Amendment that it deems necessary in order to file the Amendment with the California Secretary of State and give effect to the Reverse Split. Furthermore, if the shareholders approve Proposals 3 and 4, the Board may make any and all changes to the Reverse Split Articles Amendment and the Capital Stock Articles Amendment (as defined under Proposal 4) necessary to take into account the effect of the other amendment, including, but not necessarily, to integrate the two amendments into one. In addition, under such circumstances, the Company anticipates that it would cause the Reverse Split to take effect immediately prior to the change in the number of authorized shares of Common Stock and preferred stock of the Company.

MECHANICS OF REVERSE SPLIT

  If the Reverse Split is approved by the requisite vote of the Company's shareholders, the Company will file the Reverse Split Articles Amendment as soon as practicable thereafter, and the Reverse Split will be effective on the date of such filing, unless abandoned by the Board of Directors as described above. Upon filing of the Reverse Split Articles Amendment, every three issued and outstanding shares of Old Common Stock will, effective upon such filing, be automatically and without any action on the part of the shareholders converted into and reconstituted as two shares of New Common Stock.

  As soon as practical after the Effective Date, the Company will forward, or cause to be forwarded, a letter of transmittal to each holder of record of shares of Old Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Old Common Stock to the Company's transfer agent in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the Reverse Split. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT PRIOR TO RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

  Until a shareholder forwards a completed letter of transmittal together with certificates representing his, her or its shares of Old Common Stock to the transfer agent and receives a certificate representing shares of New Common Stock, such shareholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock to which each shareholder is entitled as a result of the Reverse Split.

  No scrip or fractional certificates will be issued in the Reverse Split. Instead, the Company will issue one additional share of New Common Stock to each affected shareholder at no cost to the shareholder. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive an additional share therefor as described herein. The number of shares of New Common Stock to be issued in connection with settling such fractional interests is not expected to be material.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

  The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to shareholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

  This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON OR ENTITY. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequences of the Reverse Split under any state, local or foreign tax laws.

  No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the shareholders of the Company as a result of the Reverse Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

  The Company believes that the Reverse Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its shareholders in connection with the Reverse Split. A shareholder of the Company who exchanges his, her or its Old Common Stock solely for New Common Stock will recognize no gain or loss for federal income tax purposes. A shareholder's aggregate tax basis in his, her or its shares of New Common Stock received from the Company will be the same as his, her or its aggregate tax basis in the Old Common Stock exchanged therefor. The holding period of the New Common Stock received by such shareholder will include the period during which the Old Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

RECOMMENDATION OF BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the above proposal.

  PROPOSAL NO. 4: TO APPROVE AN AMENDMENT TO THE COMPANY'S SEVENTH
                 RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO EITHER 73,333,333 SHARE IF THE PROPOSED REVERSE STOCK SPLIT IN PROPOSAL 3 IS
                 APPROVED BY THE SHAREHOLDERS AND EFFECTED BY THE COMPANY OR 110,000,000 SHARES IF THE PROPOSED REVERSE
                 STOCK SPLIT IS NOT APPROVED BY THE SHAREHOLDERS AND A DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 20,000,000 TO 5,000,000 SHARES

GENERAL

  The present capital structure of the Company authorizes 50,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, each having no par value per share. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, subject to shareholder approval of the Reverse Split, the Board of Directors has unanimously approved an amendment to the Company's Restated Articles providing for the increase in the number of authorized shares of Common Stock which the Company shall have authority to issue from 50,000,000 shares to 73,333,333 shares and a decrease in the number of authorized shares of preferred stock from 20,000,000 shares to 5,000,000 shares. The text of such amendment to the Restated Articles is substantially set forth in Exhibit B to this Proxy Statement and incorporated herein by reference; however, such text is subject to change as may be required by the California Secretary of State. In light of the proposed Reverse Split, the Board of Directors believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company's shareholders for adoption. The preferred stock may be issued from time to time in one or more series with such rights, preferences and privileges and restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of such series, as may be determined by the Board of Directors. On June 22, 1998, 49,984,720 shares of Common Stock, 2,855,754 shares of Series H Preferred Stock and 43,739.109 shares of series I preferred stock, no par value per share (the "Series I Preferred Stock"), were outstanding. After giving effect to the Reverse Split, the Company will have approximately 33,323,147 shares of Common Stock, 2,855,754 shares of Series H Preferred Stock and 43,739.109 shares of Series I Preferred Stock outstanding. The conversion ratios of the Series H Preferred Stock and the Series I Preferred Stock will adjust in proportion to the Reverse Split.

  In the event that the shareholders do not approve the Reverse Split, the Board of Directors has unanimously approved an alternative amendment to the Company's Restated Articles providing for the increase in the number of authorized shares of Common Stock which the Company shall have authority to issue from 50,000,000 shares to 110,000,000 shares and a decrease in the number of authorized shares of preferred stock from 20,000,000 shares to 5,000,000 shares. The text of such amendment to the Restated Articles is substantially set forth in Exhibit C to this Proxy Statement and incorporated herein by reference; however, such text is subject to change as may be required by the California Secretary of State. (For purposes of this Proxy Statement, references to "Capital Stock Articles Amendment" shall refer to both or either, as the context requires, proposed amendments to increase the number of authorized shares of Common Stock and decrease the number of authorized shares of preferred stock.) The Board of Directors believes that the different number of authorized shares of Common Stock in the alternative Capital Stock Articles Amendment only reflects a proportional adjustment which corresponds with the effects of the Reverse Split. The Board of Directors further believes that the implementation of either Capital Stock Articles of Amendment under the conditions set forth by the Board of Directors will have the same effect upon the shareholders of the Company.

  The Board of Directors approved the alternative Capital Stock Articles Amendment by unanimous written consent effective June 19, 1998 and believes that the alternative Capital Stock Articles Amendment are in the best interest of both the Company and the shareholders. The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to decide not to proceed with effecting a change to the number of authorized capital stock of the Company if at any time prior to filing the Capital Stock Articles Amendment it determines, in its sole discretion, that such change is no longer in the best interest of the Company and its shareholders.

  The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the amendment of the Company's Restated Articles. An affirmative vote for this proposal will constitute approval of both versions of the Capital Stock Articles Amendment. Approval of the amendments to the Option Plan and adoption of the Directors Plan are conditioned upon approval of the amendment to the Restated Articles.

PURPOSE OF INCREASING AUTHORIZED SHARES OF COMMON STOCK AND DECREASING THE AUTHORIZED SHARES OF PREFERRED STOCK

  The Company recently consummated an exchange offer (the "Exchange Offer") for its 7 1/8% Convertible Subordinated Notes due 2001 (the "Notes"), series G preferred stock, no par value per share (the "Series G Preferred Stock"), and warrants to purchase Common Stock issued in connection with the issuance of the Series G Preferred Stock and approximately 37,262.114 shares of Series I Preferred were issued as part of the aggregate consideration granted pursuant to the Exchange Offer. The Series I Preferred Stock is designed to be the functional equivalent of approximately 37,262,114 shares of Common Stock. Accordingly, each share of Series I Preferred Stock is convertible into 1,000 shares of Common Stock upon the approval of an amendment to the Restated Articles which authorizes a sufficient number of shares of Common Stock. Giving effect to the Reverse Split, each share of Series I Preferred Stock would convert into 666 2/3 shares of Common Stock (cash will be given in lieu of fractional shares). In connection with the Exchange Offer, the Company informed the participants in the Exchange Offer that the Company intended to seek shareholder approval of an amendment to the Restated Articles which would permit the automatic conversion of the Series I Preferred Stock as soon as practicable.

  In connection with the exchange offer, the Board of Directors also reached certain agreements with Christopher D. Dobson, Chairman of the Board and then Chief Executive Officer of the Company. Pursuant to this agreement, the Company granted 5,015,811 shares of restricted Common Stock and 6,476.995 shares of restricted Series I Preferred Stock following the consummation of the Exchange Offer.

  Assuming the Reverse Split is effected, approximately 29,200,000 additional shares of Common Stock (approximately 43,800,000 shares if the Reverse Split is not approved) are required for the conversion of the Series I Preferred Stock. If the proposed amendment is approved together with the Reverse Split, the Board of Directors anticipates reserving approximately 2,719,630 shares of Common Stock (approximately the 4,079,445 shares if the Reverse Split is not approved) for issuance upon the automatic conversion of the Series H Preferred Stock. In addition, if Proposals 5 and 7 are approved, the Company will reserve approximately 5,913,333 and 333,334 shares of Common Stock (8,870,000 and 500,000 shares, respectively, if the Reverse Split is not approved) for issuance under the Option Plan and the Directors Plan, respectively. The Company also believes that it is prudent for the Company to have 1,800,000 shares of Common Stock (approximately 2,500,000 shares if the Reverse Split is not approved) unreserved and otherwise available for issuance.

  Authorizing additional shares of Common Stock would give the Board of Directors the express authority, without further action of the shareholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include issuance of options pursuant to the Company's Option Plan, acquisition transactions, equity financings and stock dividends or distributions without further action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

  The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of the actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a shareholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

  In connection with the Exchange Offer and as a result of discussions with significant holders of Notes, the Company agreed to seek shareholder approval to reduce the number of shares of preferred stock authorized for issuance. As of June 22, 1998, the Company had 2,899,193.109 share of preferred stock outstanding, of which 2,855,754 were shares of Series H Preferred Stock and 43,739.109 were shares of Series I preferred stock. If the shareholders approve the Capital Stock Articles Amendment, 2,144,246 shares of authorized and otherwise available shares of preferred stock will be available for future issuance.

  Other than as described above, the Company has no present plans, and is not engaged in negotiations, to issue any substantial number of additional shares of Common Stock or preferred stock. If shares of Common Stock or preferred stock are issued in the future, the Company is not required and presently does not intend to solicit the shareholders of the Company for authorization.

RECOMMENDATION OF BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the above proposal.

     PROPOSAL NO. 5: APPROVAL OF AMENDMENTS TO THE 1991 STOCK OPTION PLAN

  The Company's shareholders are being asked to approve a series of amendments to the Company's Option Plan that will effect the following changes: (i) increase the number of shares of Common Stock reserved for issuance under the Option Plan by 6,470,000 shares, from 2,400,000 shares to 8,870,000 shares (without giving effect to the Reverse Split), (ii) eliminate the restriction of the Company's Share Option Scheme (the "U.K. Plan"), a separate subplan incorporated within the Option Plan, which previously limited the maximum number of shares for which options may be granted to residents of the United Kingdom to 800,000 shares, as last approved by the United Kingdom taxation authority, (iii) extend the termination date of the Option Plan from December 10, 2000 to December 31, 2003, (iv) increase the maximum number of shares any participant may receive under the Plan from 500,000 shares over the term of the Plan to 500,000 shares per calendar year, except such limit will be increased to 2,000,000 shares in the calendar year in which a participant first commences service with the Company, and (v) effect a series of additional changes to the provisions of the Option Plan (including the shareholder approval requirements and the transferability of non-statutory stock options) in order to take advantage of recent amendments to the provisions of Rule 16b-3 of the Securities and Exchange Commission (the "SEC") which exempt certain officer and director transactions under the Option Plan from the short-swing liability provisions of the Federal securities laws.

  The amendments to the Option Plan that are the subject of this Proposal were approved by the Board of Directors by unanimous written consent effective June 19, 1998, and are subject to shareholder approval at the Annual Meeting. The purpose of the increase in the share reserve under the Option Plan, the removal of the limit on the number of shares available for issuance under the U.K. Plan, and the extension of the termination date of the Option Plan is to provide the Company with the continued opportunity to utilize equity incentives in order to attract and retain the services of key individuals essential to the Company's long-term growth and success. The remaining amendments will facilitate plan administration by eliminating a number of restrictions previously incorporated into the Option Plan solely to comply with the applicable requirements of SEC Rule 16b-3 prior to its most recent amendment.

  The Option Plan became effective upon adoption by the Board of Directors on December 11, 1990, and was originally entitled the Nonqualified Stock Option Plan. The Option Plan was amended and restated by the Board of Directors in 1995, and was subsequently approved by the shareholders during the same year. In October 1996, in connection with the acquisition of Electrotech Limited, a United Kingdom Company, the Board of Directors adopted the U.K. Plan as a separate subplan within the Option Plan to be used for option grants to employees resident in the United Kingdom. The share reserve under the Option Plan is available for issuance pursuant to options granted under either the Option Plan or the U.K. Plan incorporated therein. Options granted under the U.K. Plan have terms similar to the option grants made under the Option Plan, except for certain differences required to satisfy the applicable tax and corporate law requirements in effect in the United Kingdom. Prior to the recent amendment to the Option Plan, the maximum number of shares reserved for issuance under the U.K. Plan was limited to 800,000 shares of Common Stock as last approved by the United Kingdom taxation authority.

  The following is a summary of the principal features of the Option Plan as most recently amended, and the primary differences between the U.K. Plan and the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of either plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Gwent, United Kingdom.

  None of the share numbers or other information in this Proposal reflect the Reverse Split proposed in Proposal 3.

ADMINISTRATION

  The Option Plan may be administered by Board of Directors or a committee of the Board of Directors. Currently, the Option Plan is administered by the Compensation Committee of the Board of Directors. The entity responsible for administering the Plan will be referred in this Proposal as the Plan Administrator.

ELIGIBILITY

  Employees, non-employee directors independent consultants and advisers in the service of the Company or its subsidiaries are eligible to receive options to purchase shares of Common Stock under the Option Plan.

  As of June 22, 1998, a total of approximately seven (7) executive officers, 341 other employees, and four (4) non-employee directors were eligible to participate in the Option Plan.

SHARE RESERVE

  A total of 8,870,000 shares of Common Stock has been reserved for issuance in the aggregate under the Option Plan and the U.K. Plan, provided the shareholders approve the 6,470,000-share increase that forms part of this Proposal. Shareholder approval of this Proposal will also constitute approval of the elimination of the 800,000-share limitation on the maximum number of shares of Common Stock available for issuance under the U.K. Plan. Accordingly, if this Proposal is approved, the 8,870,000 shares of Common Stock will be available for issuance upon the exercise of options granted under either the Option Plan or the U.K. Plan.

  In no event may any one participant in the Option Plan be granted stock options for more than 500,000 shares per calendar year, except such limit shall be 2,000,000 shares for the calendar year in which an individual first commences service with the Company. Shareholder approval of this Proposal will also constitute re-approval of such share limitation for purposes of Internal Revenue Code Section 162(m).

  To the extent an outstanding option under the Option Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Option Plan.

  Should any change be made to the Common Stock issuable under the Option Plan, whether by reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, appropriate adjustments will be made to (i) the maximum number of shares of Common Stock issuable under the Option Plan, (ii) the maximum number of shares for which options may be granted to any one person under the Option Plan, and
(iii) the number, price and kind of securities subject to any outstanding options under the Option Plan.

VALUATION

  The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on the date immediately prior to the date in question on the NNM. On June 22, 1998, the closing selling price per share was $0.625.

OPTION GRANTS

  Options must be granted with an exercise price per share not less than the fair market value per share of Common Stock on the date immediately prior to the grant date. No granted option may have a term in excess of ten years. Options granted under the Plan will generally become exercisable in four (4) successive equal annual installments upon the optionee's completion of each year of service over the four (4)-year period measured from the option grant date.

  Upon termination of employment, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent those options are exercisable for one or more option shares at the time of such termination of employment. The Plan Administrator will have discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability of such options in whole or in part.

  The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Option Plan that have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

  On February 6, 1998, the Plan Administrator implemented an option cancellation/regrant program for all employees of the Company, including the executive officers. Pursuant to the program, each such employee was given the opportunity to surrender the outstanding options granted to him or her under the Option Plan with an exercise price in excess of $1.4375 per share in return for a new option grant for the same number of shares but with an exercise price of $1.4375 per share, the fair market value per share of Common Stock on the February 6, 1998 grant date of the new option. Options for a total of 855,973 shares with a weighted average exercise price of $11.05 per share were surrendered for cancellation, and new options for the same number of shares were granted with the $1.4375 per share exercise price. Each new option vests in a series of four (4) successive equal annual installments, each with a vesting date six (6) months later than the corresponding vesting date under the cancelled option.

SHAREHOLDER RIGHTS AND OPTION ASSIGNABILITY

  An optionee will not have any shareholder rights pursuant to an outstanding option until a stock certificate is issued representing the shares purchased upon the exercise of such option.

  Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for more or more such family members.

ACCELERATION

  In the event of a dissolution, liquidation, reorganization, merger or consolidation of the Company "Corporate Transaction"), any options outstanding at such time will automatically accelerate before the effective date of such transaction, so that each such option will become fully exercisable for all the shares at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, outstanding options will not vest on such an accelerated basis to the extent those options are assumed by the surviving corporation in the transaction. Immediately following the effective date of the Corporate Transaction, all outstanding options will terminate unless assumed.

  The accelerated vesting of options in the event of a change in ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

AMENDMENT AND TERMINATION

  The Board of Directors may amend or modify the Option Plan in any or all respects whatsoever, subject to any shareholder approval under applicable law or regulation. The Board of Directors may terminate the Option Plan at any time, and the Option Plan will in all events terminate on December 31, 2003, provided the shareholders approve this Proposal.

STOCK AWARDS

  The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Option Plan and the U.K Plan between January 1, 1997, and June 22, 1998, together with the weighted average exercise price payable per share. The number of shares and weighted average exercise price calculations include all options granted during the indicated period and subsequently regranted at a lower exercise price per share pursuant to the February 6, 1998 cancellation/regrant program described above.

                              OPTION TRANSACTIONS

                                            OPTIONS GRANTED   WEIGHTED AVERAGE
 NAME AND TITLE                            (NUMBER OF SHARES)  EXERCISE PRICE
 --------------                            ------------------ ----------------
Christopher D. Dobson.....................             0              --
Dr. Gegor A. Campbell.....................        60,000          $  7.00
Nigel Wheeler.............................       500,000           5.5125
Harvey J. Frye............................        15,000            12.25
Nicolas Carrington........................        92,600           5.4311
Steve Rhoades.............................        15,000            12.25
All executive officers as a group (7
 persons).................................       716,100           5.4991
Brian D. Jacobs, Director.................        13,333           1.4375
Richard M. Conn, Director.................        12,500           1.4375
Lawrence D. Lenihan, Jr., Director........             0              --
Stephen Wertheimer, Director..............             0              --
All non-employee directors as a group (4
 persons).................................        25,833           1.4375
All employees, including current officers
 who are not executive officers, as a
 group (341 persons)......................     1,639,043             7.73

  As of June 22, 1998, options for 1,525,003 shares were outstanding, 260,071 shares had been issued under the Option Plan, and 607,926 shares remained available for future option grant, assuming shareholder approval of this Proposal.

NEW PLAN BENEFITS

  No options have been made to date on the basis of the 6,470,000-share increase which forms part of this Proposal.

FEDERAL INCOME TAX CONSEQUENCES

  Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

  For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or disposition, then a disqualifying disposition of the purchased shares will result.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

  Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

ACCOUNTING TREATMENT

  Option grants with an exercise price equal to 100% of the fair market value of the shares on the grant or issue date will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the option grants would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

U.K. PLAN

  The following is a summary of the major differences between the provisions of the U.K. Plan and those of the Option Plan:

  . Consultants and directors who are not required to devote more than 25 hours per week to the Company or its subsidiaries are not eligible to receive option grants under the U.K. Plan.

  . The aggregate market value of the shares of Common Stock purchasable under all outstanding options granted under the U.K. Plan and any other option plan of the Company to any one individual may not exceed 30,000 British pounds, with such value to be determined for each option at the time of the grant.

  . Options must be granted at an exercise price not less than the par value per share.

  . Options granted under the U.K. Plan are not transferable during the optionee's lifetime.

  . In the event of (i) certain changes in control of the Company resulting from a tender offer for the total outstanding securities of the Company or for all the shares of Common Stock, (ii) any court-ordered reorganization of the Company or (iii) a voluntary winding up of the Company, each outstanding option granted under the U.K. Plan will become immediately exercisable for all the shares subject to that option and may be exercised for any or all of those shares for a period of up to six months following the date on which the successor entity obtains control of the Company or the date the court orders such reorganization or the date of the resolution for such winding up of the Company. However, no acceleration of an outstanding option will occur in connection with a change in control of the Company if the successor entity assumes that option or replaces it with an option of equivalent value.

SHAREHOLDER APPROVAL REQUIRED

  The affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting, together with the affirmative vote of the required quorum, is required for approval of the amendments to the Option Plan. If shareholder approval of the amendments to the Option Plan is not obtained, then any options granted on the basis of the 6,470,000-share increase will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. In addition, only 800,000 of the shares of Common Stock will be available for issuance the U.K. Plan incorporated within the Option Plan. The Option Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Option Plan in effect prior to the amendments summarized in this Proposal, until the earlier of December 10, 2000 or the date the available reserve of Common Stock as last approved by the shareholders has been issued pursuant to option grants made under the Option Plan and the U.K. Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the above proposal.

       PROPOSAL NO. 6: APPROVAL OF THE 1998 DIRECTORS STOCK OPTION PLAN

  The Company's shareholders are being asked to approve a new stock option plan for the non-employee members of the Board of Directors (the "Non-Employee Directors"). Under the proposed 1998 Directors Stock Option Plan (the "Directors Plan"), the non-employee members will automatically be granted options to purchase shares of the Company's common stock (the "Common Stock") at periodic intervals over their period of Service on the Board of Directors.

  The purpose of the Directors Plan is to promote the interests of the Company and its parent or subsidiary corporations by offering Non-Employee Directors the opportunity to participate in a special stock option program designed to attract highly-qualified and experienced individuals to serve on the Board of Directors and to provide them with significant incentives for their continued service on the Board of Directors.

  The principal terms and provisions of the Directors Plan are summarized below. The summary is not, however, intended to be a complete description of all the terms of the Directors Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Gwent, United Kingdom.

  The Directors Plan became effective upon adoption by the Board of Directors on June 10, 1998 (the "Effective Date"), subject to shareholder approval of this Proposal.

  None of the share numbers and other information in this Proposal reflect the Reverse Split proposed in Proposal 3.

EQUITY INCENTIVE PROGRAM

  The Directors Plan is structured as an automatic option grant program pursuant to which Non-Employee Directors will receive options to purchase shares of Common Stock at designated intervals over their period of service on the Board of Directors. All grants under the Directors Plan will be made in strict compliance with the express provisions of the plan document, and no administrative discretion with respect to such grants will be exercised by the Board of Directors or any committee of the Board of Directors. Shareholder approval of this Proposal will constitute approval of each option granted pursuant to the provisions of the Directors Plan summarized below and the subsequent exercise of that option in accordance with those provisions.

SHARE RESERVE

  The maximum number of shares of Common Stock issuable under the Directors Plan is limited to 500,000 shares.

  The Common Stock is made available from authorized but unissued Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

  Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Directors Plan. Unvested shares issued under the Directors Plan and subsequently repurchased by the Company will be added back to the share reserve and will accordingly be available for subsequent issuance under the Directors Plan.

ELIGIBILITY

  Only Non-Employee Directors are eligible to participate in the Directors
Plan.

  As of June 22, 1998, four (4) Non-Employee Directors were eligible to participate in the Directors Plan.

OPTION GRANTS

  Option grants under the Directors Plan will be made in accordance with the following provisions:

  . Each individual who joined the Board of Directors as a Non-Employee Director on the June 10, 1998 effective date of the Directors Plan was automatically granted on that date a non-statutory stock option to purchase ninety thousand (90,000) shares of Common Stock.

  . Each individual who is first elected or appointed as a Non-Employee Director at any time after June 10, 1998 will also be granted, on the date of such initial election or appointment, a non-statutory option to purchase ninety thousand (90,000) shares of Common Stock, provided that individual has not previously been in the Company's employ.

  . On the date of each annual meeting of shareholders, beginning with the 1999 annual meeting of shareholders, each individual who is to continue to serve as a Non-Employee Director, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting, will automatically be granted a non-statutory stock option to purchase eighteen thousand (18,000) shares of Common Stock, provided such individual has served as a Non-Employee Director for at least six (6) months. There will be no limit on the number of such eighteen thousand (18,000)-share option grants any one Non-Employee Director may receive over his or her period of service on the Board of Directors, and Non-Employee Directors who have previously been in the Company's employ will be eligible to receive one or more such annual option grants over their period of continued service on the Board of Directors.

EXERCISE PRICE AND OPTION TERM

  All options granted under the Directors Plan will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of ten (10) years measured from such grant date.

  For all valuation purposes under the Directors Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on that date on the Nasdaq National Market. On June 22, 1998, the closing selling price per share was $0.625.

  The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised for vested shares through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of those shares and pays over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares.

EXERCISE AND VESTING OF OPTIONS

  Each option granted under the Directors Plan will be immediately exercisable for any or all of the option shares. However, the options granted on June 22, 1998 will not become exercisable unless the Directors Plan is approved at the Annual Meeting. Any shares purchased under the Directors Plan will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of service on the Board of Directors prior to vesting in those shares. The shares subject to each ninety thousand (90,000)-share automatic option grant will vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of service on the Board of Directors over the four (4)-year period measured from the option grant date. The shares subject to each eighteen thousand (18,000)-share automatic option grant will vest upon the optionee's completion of one (1) year of service on the Board of Directors measured from the option grant date.

CESSATION OF SERVICE ON THE BOARD OF DIRECTORS

  Each automatic option grant will remain exercisable for a twelve (12) month period following the optionee's cessation of Service on the Board of Directors. In no event, however, may the option be exercised after the expiration date of the ten (10)-year option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the director is vested at the time of his or her cessation of service on the Board of Directors.

ACCELERATION

  The shares subject to each automatic option grant will immediately vest upon the occurrence of any of the following events during the optionee's period of service on the Board of Directors: (i) the optionee's death or permanent disability, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender or exchange offer for more than fifty percent (50%) of the Company's outstanding voting stock or (iv) a change in the majority of the Board of Directors effected through one or more proxy contests for Board membership.

  The acceleration of options in the event of a change in control or ownership of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

LIMITATIONS

  No optionee is to have any shareholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance, and during the optionee's lifetime the option may be exercised only by the optionee. However, the optionee may, in connection with his or her estate plan, transfer the option during his or her lifetime to members of his or her immediate family or to a trust established for such family members.

CASH-OUT OF OPTIONS

  Upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, the optionee will have a thirty (30)-day period in which to surrender to the Company each of his or her outstanding automatic option grants. The optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution will be paid within five (5) days following the surrender of the option to the Company. Shareholder approval of this Directors Plan at the Annual Meeting will constitute pre-approval of each option grant made under the Directors Plan with such a cash surrender right and the subsequent exercise of that right in accordance with the foregoing terms, and no approval or consent of the Board of Directors shall be required at the time of the actual option surrender and cash distribution.

  For purposes of such cash-out right, the Take-Over Price will be the greater of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Company or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such hostile tender offer.

CHANGES IN CAPITALIZATION

  In the event any change is made to the Common Stock issuable under the Directors Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Directors Plan, (ii) the number and/or class of securities to be made the subject of each subsequent automatic grant made to newly-elected or continuing Non-Employee Directors and (iii) the number and/or class of securities purchasable under each outstanding option and the exercise price payable per share in order to prevent the dilution or enlargement of benefits thereunder.

  Each outstanding option which is assumed in connection with a change in control or ownership of the Company will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the option holder in the consummation of such transaction had that option been exercised immediately prior to such transaction. Appropriate adjustments will also be made to the exercise price payable per share and to the class and number of securities available for future issuance under the Directors Plan.

NEW PLAN BENEFITS

  The table below shows, as to the Company's Non-Employee Directors, both individually and as a group, the number of shares of Common Stock subject to options granted as of June 22, 1998 under the Directors Plan together with the weighted average exercise price payable per share. All such options are subject to shareholder approval of this Proposal.

                              OPTION TRANSACTIONS

                                             OPTIONS GRANTED   WEIGHTED EXERCISE
                     NAME                   (NUMBER OF SHARES)   PRICE AVERAGE
                     ----                   ------------------ -----------------
     Lawrence D. Lenihan, Jr. ............        90,000            $0.625
     Stephen N. Wertheimer................        90,000            $0.625
     All non-employee directors as a group
      (4 persons).........................       180,000            $0.625

  As of June 22, 1998, options covering 180,000 shares of Common Stock were outstanding, and 320,000 shares remained available for future grant. No shares may be issued under the Directors Plan until shareholder approval of this Proposal.

PLAN AMENDMENTS

  The Board of Directors may amend the provisions of the Directors Plan at any time, subject to any required shareholder approval under applicable law or regulation.

PLAN TERMINATION

  Unless sooner terminated by the Board of Directors, the Directors Plan will terminate on June 30, 2008. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

FEDERAL INCOME TAX CONSEQUENCES

  Options granted under the Directors Plan will be non-statutory options which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code.

  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service on the Board of Directors prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date such shares vest over (ii) the exercise price paid for those shares. The optionee may, however, elect under
Section 83(b) of the Internal Revenue Code to include as ordinary income, in the year the option is exercised, an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the shares subsequently vest.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

  Under the accounting rules currently applicable to the Directors Plan, the option grants made under the Directors Plan will not result in any compensation expense to the Company's earnings because those grants will have an exercise price equal to the fair market value of the shares on the grant date. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

  The applicable accounting rules are subject to revision, and it is possible that under the revised rules, the Company may have to recognize, for financial reporting purposes, a compensation expense equal to the appreciation in the fair market value of the option shares which occurs between the grant date of the option and the vesting date of the option shares.

SHAREHOLDER APPROVAL

  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the required quorum, is required to approve the Directors Plan. Should such shareholder approval not be obtained, then the Directors Plan will not be implemented, and any outstanding options granted under the Directors Plan will immediately terminate and cease to be outstanding.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the above proposal.

        PROPOSAL NO. 7: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young LLP served as the Company's independent public accountants for fiscal year ended December 31, 1997. At the Annual Meeting, the shareholders are being asked to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. The affirmative vote of the majority of shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of the required quorum, is required for approval of the ratification of Ernst & Young LLP as the Company's independent public accountants.

  In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

  Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they desire.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 1998.

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

  The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock and Series H Preferred Stock represented by the accompanying proxies in accordance with their best judgment.

                            OWNERSHIP OF SECURITIES

  To the extent known by the Company, the following table sets forth certain information regarding beneficial ownership of Common Stock and preferred stock as of May 22, 1998, by (i) each person (or group or affiliated persons), who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, Series H Preferred Stock or Series I Preferred Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's named executive officers as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended December 31, 1997, and (iv) the Company's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and preferred stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                     SHARES OF
                                                      SERIES H                 SHARES OF
                          SHARES OF                  PREFERRED   PERCENT OF    SERIES I     PERCENT OF
                         COMMON STOCK    PERCENT OF    STOCK      SERIES H  PREFERRED STOCK  SERIES I
  NAME AND ADDRESS OF    BENEFICIALLY      COMMON   BENEFICIALLY PREFERRED   BENEFICIALLY   PREFERRED
   BENEFICIAL OWNER         OWNED         STOCK(1)     OWNED      STOCK(2)       OWNED       STOCK(3)
  -------------------    ------------    ---------- ------------ ---------- --------------- ----------
Christopher D. Dobson..    9,869,145        19.7%         --         --        6,476.995       14.8%
 Ringland Way, Newport
 Gwent, NP6 2TA U.K.
Dawson-Samberg Capital
 Management, Inc(4)....    4,696,758         9.4      139,130        4.9%      5,425.751       12.5
 354 Pequot Avenue
 Southport, CT 06490
The DDJ Entities(5)....    4,839,739         9.7      609,913       21.4       6,250.139       14.4
 141 Linden Street,
  Suite 4
 Wellesley, MA 02181
Travelers Group
 Inc.(6)...............    2,953,238         5.9      370,435       13.0       3,796.064       18.7
 838 Greenwich Street
 New York, NY 10013
Putnam Investments.....    2,010,417         4.0      253,356        8.9       2,596.294        6.0
 One Post Office Square
 Boston, MA 02109
Lawrence D. Lenihan,
 Jr.(4)................    4,696,758         9.4      139,130        4.9       5,425.751       12.5
Gregor A. Campbell(7)..          --          --           --         --              --         --
Stephen N. Wertheimer..            0           0            0          0               0          0
Nigel Wheeler..........          --          --
Harvey J. Frye(8)......          --          --           --         --              --         --
Thomas C. McKee........          --          --           --         --              --         --
Nicolas Carrington.....          --          --           --         --              --         --
Steve Rhoades(8).......          --          --           --         --              --         --
Brian D. Jacobs(9).....    1,235,188(10)     2.5          --         --              500        1.1
Jeremy Linnert.........          --          --           --         --              --         --
Richard M. Conn........          --          --           --         --              --         --
Adrian Kiermasz........          --          --           --         --              --         --
Carl Brancher..........          --          --           --         --              --         --
All current directors
 and executive officers
 as a group (11
 persons)..............   15,801,091(11)    32.1      139,130        4.9      12,402.746       28.4

--------
 *  Less than 1%

 (1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Percent ownership is based on the number of shares of Common Stock outstanding as of May 22, 1998, which number was 49,984,726 shares, plus any shares issuable pursuant to options and warrants held by the person in question which may be exercised or converted within 60 days after May 22, 1998.

 (2) Percent ownership is based on the number of shares of Series H Preferred Stock outstanding as of May 22, 1998, which number was 2,855,754.

 (3) Percent ownership is based on the number of shares of Series I Preferred Stock outstanding as of May 22, 1998, which number was 43,739.109.

 (4) Mr. Lenihan is a principal at Dawson-Samberg Capital Management, Inc. He is also a managing member of the general partner of Pequot Private Equity Fund, L.P. Mr. Lenihan disclaims beneficial ownership of the shares for which Dawson-Samberg Capital Management, Inc. has beneficial ownership. The number of shares beneficially owned by Dawson-Samberg Capital Management, Inc. is based on information contained in a Schedule 13D filed on June 19, 1998 and certain information provided by Dawson-Samberg Capital Management, Inc. to the Company. Dawson-Samberg Capital Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940, acts as an investment adviser to certain investment funds and managed accounts, which hold shares of Common Stock, Series H Preferred Stock and Series I Preferred Stock.

 (5) The number of shares beneficially owned by the DDJ Entities is based on the information contained in Amendment No. 2 to Schedule 13D filed by DDJ Capital Management, LLC ("DDJ") on behalf of DDJ Capital III, LLC ("DDJ III"), B III Capital Partners, L.P. (the "DDJ Fund") and itself on June 22, 1998. DDJ III is the general partner of, and DDJ is the investment manager for, the DDJ Fund. All shares of Common Stock reported as beneficially owned by DDJ Entities were directly beneficially owned by the DDJ Fund.

 (6) The number of shares beneficially owned by Travelers Group Inc. ("TRV") is based on information in a Schedule 13D/A filed by TRV on January 30, 1998 and certain information provided by Tribeca Investments LLC, a subsidiary of TRV, to the Company on May 14, 1998. All shares of the Common Stock reported as beneficially owned by TRV were directly beneficially owned by subsidiaries of TRV.

 (7) Dr. Campbell resigned from the Company effective December 1, 1997.

 (8) Mr. Frye and Mr. Rhoades resigned from the Company on January 12, 1998.

 (9) Mr. Jacobs, a director of the Company, is a general partner and executive vice president of St. Paul Venture Capital, Inc., an affiliate of St. Paul Companies, Inc. ("St. Paul"). Mr. Jacobs disclaims beneficial ownership of the shares held by St. Paul, except to the extent of his pecuniary interest therein. The number of shares beneficially owned by St. Paul is based on information in a Schedule 13G/A filed by St. Paul on February 6, 1998 and certain information provided by Mr. Jacobs to the Company. Represents shares held through St. Paul's wholly-owned subsidiary, St. Paul Fire & Marine Insurance Company ("St. Paul F&M"), and through St. Paul F&M's 99% ownership of St. Paul Venture Capital IV, LLC.

(10) Includes 3,957 shares of Common Stock issuable under stock options exercisable within 60 days of May 22, 1998.

(11) Includes 3,957 shares of Common Stock issuable under stock options exercisable within 60 days of May 22, 1998.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

  Section 16(a) of the Exchange Act ("Section 16(a)"), requires the Company's directors and certain of its officers, and persons who own more than 10% of the Company's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16 filing requirements for 1997, on a timely basis, with the exception of the following late filings by (i) Gregor A. Campbell, the former Chief Executive Officer of the Company, who filed a Form 4 in November 1997 to report his sale of 145,000 shares of Common Stock in October 1997, (ii) Harvey J. Frye, the Vice President of Sales and Marketing of the Company, who filed a Form 4 in February 1998 to report his purchase of 27,000 shares of Common Stock in November 1997 and his sale of 30,000 shares of Common Stock in November 1997 and filed a Form 5 in April 1998 to report the grant of stock options in February 1997 to purchase 15,000 shares of Common Stock , (iii) Jeremy Linnert, a director and the Chief Financial Officer of the Company, who filed a Form 3 in February 1998 to report his beneficial ownership of stock options to purchase 15,000 shares of Common Stock of the Company after being appointed as Chief Financial Officer in December 1997, (iv) Steve Rhoades, the former Vice President of the Deposition Division, who filed a Form 4 and Form 5 in May 1998 to report his purchase of 2,000 shares of Common Stock in April 1997, his purchase of 3,333 shares of Common Stock in November 1997, his sales of 14,833 shares of Common Stock in November 1997, and the grant of stock options in February 1997 to purchase 15,000 shares of Common Stock, (v) David J. Hemker, the former Vice President of the Technology Division, who filed a Form 5 in April 1998 to report the grant of stock options in February 1997 to purchase 15,000 shares of Common Stock, (vi) Craig S. Montesanti, the former Senior Director of Finance and Administration, who failed to file a Form 3 to report his beneficial ownership on becoming an Insider on April 1996 and failed to file a Form 5 to report the grant of stock options in February 1997 to purchase 5,000 shares of Common Stock and in May 1997 to purchase 3,500 shares of Common Stock, (vii) Robert
J. Snyder, the former Senior Vice President of Operations, who filed a Form 5 in April 1998 to report the grant of stock options in February 1997 to purchase 5,000 shares of Common Stock and in April 1996 to purchase 20,000 shares of Common Stock and filed a Form 4 in April 1998 to report his purchase of 1,000 shares of Common Stock in February 1998, and (viii) John LaValle, the former Vice President and Chief Financial Officer, who failed to file a Form 4 to report his purchase of 7,333 shares of Common Stock in December 1996, of 22,001 shares of Common Stock in March 1997, and of 4,416 shares of Common Stock in September 1997. The Company received no representation that a Form 5 was not required and does not otherwise know that a Form 5 is not required for the following Insiders: Hiroyuki Mizuno, Kenneth Levy, Roger McDaniel, Gregor
A. Campbell, Charles Thompson, Bradford Jones, John Rollwagen, John LaValle and Gerald Cox.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth all compensation received for services rendered to the Company in all capacities for the years ended December 31, 1997, 1996 and 1995, by (i) each person who served as Chief Executive Officer of the Company during the year ended December 31, 1997 and (ii) each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997 and whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"). For the purpose of calculating salaries and other compensation paid in British pounds to Nigel Wheeler, Christopher D. Dobson, and Nicolas Carrington, the conversion rate of 1.6454 is being used, which is the average of the closing selling and buying rates on December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                   COMPENSATION                 -----------------
                                ------------------                 SECURITIES
                         FISCAL  SALARY            OTHER ANNUAL    UNDERLYING        ALL OTHER
NAME                      YEAR    ($)    BONUS ($) COMPENSATION STOCK OPTIONS (#) COMPENSATION ($)
----                     ------ -------- --------- ------------ ----------------- ----------------
Christopher D.            1997  $315,917  $   --        --           $   --            $  --
 Dobson(1)..............
 Director, Chairman of    1996    52,653      --        --               --               --
 the Board and Former
 Chief Executive Officer
Gregor A. Campbell(2)...  1997   242,307      --        --            60,000            1,789(3)
 Former Chief Executive   1996   210,000      --        --            43,000            2,895
 Officer                  1995   160,000   36,708       --            96,666              779
Nigel Wheeler(4)........  1997   268,200  268,200       --           200,000           32,182(5)
 Director, President and  1996    44,699      --        --               --             2,949
 Chief
 Operating Officer
Harvey J. Frye(6).......  1997   175,000   15,750       --            15,000              246(7)
 Former Vice President,   1996   150,001      --        --             7,000              374
 Sales & Marketing        1995   140,000      256       --            30,000           35,802
Nicolas Carrington(8)...  1997   115,589      --        --            36,300           61,442(9)
 Senior Vice President,   1996    13,711      --      1,509              --             1,924
 General
 Manager of Deposition
 Division
Steve Rhoades(10).......  1997   152,000   13,680       --            15,000              --
 Former Vice President,   1996   124,886      --        --             7,000              --
 General Manager of       1995   103,750      --        --            19,167              --
 Deposition Division

--------
 (1) Mr. Dobson joined the Company in November 1996 upon the Company's acquisition of Electrotech. Mr. Dobson was appointed Chief Executive Officer in December 1997 upon the resignation of Mr. Campbell and served in such position until the appointment of Mr. McKee as Chief Executive Officer in June 1998.

 (2) Dr. Campbell resigned from the Company effective December 1, 1997.

 (3) This amount represents premiums paid by the Company for life insurance of which the officer's designee is the beneficiary.

 (4) Mr. Wheeler joined the Company in November 1996 as President and Chief Operating Officer upon the acquisition of Electrotech.

 (5) Represents pension contributions by the Company on behalf of the officer.

 (6) Mr. Frye resigned from the Company effective January 12, 1998.

 (7) Represents premiums paid by the Company for life insurance of which the officer is the beneficiary.

 (8) Mr. Carrington joined the Company in November 1996 as Senior Vice President, General Manager of Deposition Division.

 (9) Of this amount, (i) $57,795 represents consideration for Mr. Carrington's agreement to remain with the Company until March 31, 1998, and (ii) $3,647 represents contributions by the Company pursuant to a defined contribution agreement on behalf of the officer.

(10) Mr. Rhoades resigned from the Company effective January 12, 1998.

STOCK OPTIONS

  The following table sets forth the stock options granted to each of the Named Executive Officers during the year ended December 31, 1997. No stock appreciation rights ("SARs") have ever been granted by Trikon.

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF                         ANNUAL RATES OF STOCK
                          SECURITIES    TOTAL OPTIONS                        PRICE APPRECIATION
                          UNDERLYING     GRANTED TO    EXERCISE              FOR OPTION TERM(4)
                         OPTIONS(1)(2)  EMPLOYEES IN     PRICE   EXPIRATION ---------------------
          NAME            GRANTED (#)  FISCAL YEAR (%) ($/SH)(3)    DATE      5% ($)    10% ($)
          ----           ------------- --------------- --------- ---------- ---------- ----------
Christopher D. Dobson...        --             --           --         --          --         --
Dr. Gregor A.
 Campbell(5)............     60,000         4.6969%     $  7.00  5/07/2007  $  264,136 $  669,372
Nigel Wheeler...........    200,000        15.6562       11.625  3/18/2007   1,462,180  3,705,451
Harvey J. Frye(6).......     15,000         1.1742        12.25  2/28/2007     115,559    292,850
Nicolas Carrington......     36,300         2.8416       11.625  3/18/2007     265,386    672,539
Steve Rhoades(6)........     15,000         1.1742        12.25  2/28/2007     115,559    292,850

--------

(1) The options were granted under the Company's 1991 Stock Option Plan on the following dates: Mr. Campbell on May 7, 1997; Mr. Wheeler on March 18, 1997; Mr. Frye on February 28, 1997; Mr. Carrington on March 18, 1997; and Mr. Rhoades on February 28, 1997. Each option has a maximum of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. On the grant date, the options were scheduled to vest in four (4) equal annual installments upon the optionee's completion of each year of service over the four (4)-year period measured from the grant date.

(2) On February 6, 1998, the Company cancelled these stock options and issued new stock options to each individual in service on that date with an exercise price of $1.4375 per share for the same number of shares as the cancelled stock options. Messrs. Campbell, Frye and Rhoades were no longer in service on that date, and accordingly did not receive a new option. The new stock options will vest in installments six months later than each installment was due to vest pursuant to the cancelled options.
(3) Represents the fair market value of the underlying shares of Common Stock at the time of grant.

(4) Represents the value of the shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the Securities and Exchange Commission and do not reflect Trikon's estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.

(5) Dr. Campbell resigned from the Company effective December 1, 1997. All of Dr. Campbell's unexercised options granted in 1997 expired on December 31, 1997.

(6) Messrs. Frye and Rhoades resigned from the Company effective January 12, 1998. The options granted to Messrs. Frye and Rhoades in 1997 expired on February 11, 1998, 30 days after their resignation from service with the Company.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth the number and value of shares acquired by the Named Executive Officers upon exercise of stock options during Trikon's fiscal year ended December 31, 1997 and of the exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 1997.

                            SHARES                            NUMBER OF             VALUE OF UNEXERCISED
                         ACQUIRED ON                   UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                            VALUE          VALUE         FISCAL YEAR-END (#)        FISCAL YEAR-END ($)
      NAME               EXERCISE (#) REALIZED ($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(2)
      ----               ------------ --------------- ------------------------- ----------------------------
Christopher D. Dobson...       --             --                      --                       --
Gregor A. Campbell(3)...       --             --                147,500/0                    $0/$0
Nigel Wheeler(4)........       --             --                0/200,000                      0/0
Harvey J. Frye(5).......    27,000        $58,668           17,750/52,250                 0/18,000
Nicolas Carrington(4)...       --             --                 0/36,300                      0/0
Steve Rhoades(6)........     5,333         18,423            5,083/31,251                  0/2,000

--------
(1) Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(2) Based on the fair market value of the shares at the end of the 1997 fiscal year ($1.0625 per share) less the option exercise price payable for those shares.

(3) Dr. Campbell resigned from the Company effective December 1, 1997. Dr. Campbell's unexercised stock options granted on May 7, 1997 and October 23, 1996 expired on December 31, 1997, and those granted on January 1, 1996 and June 2, 1995 expired on January 30, 1998.

(4) On February 6, 1998, the Company cancelled stock options outstanding on that date, including options held by Messrs. Wheeler and Carrington. Messrs. Campbell, Frye and Rhoades were no longer in service on February 6, 1998, and accordingly did not receive a new option. The new options granted to Messrs. Wheeler and Carrington have an exercise price of $1.4375 per share and are for the same number of shares as the cancelled stock options. The new stock options vest in installments six months later than each installment was due to vest pursuant to the cancelled stock options.

(5) Mr. Frye resigned from the Company effective January 12, 1998. All of Mr. Frye's unexercised options granted in 1997 expired on February 11, 1998 and the remainder of his unexercised options expired on March 13, 1998.

(6) Mr. Rhoades resigned from the Company effective January 12, 1998. All of Mr. Rhoades' unexercised options granted in 1997 expired on February 11, 1998 and the remainder of his unexercised options expired on March 13, 1998.

PENSION PLANS

  The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, which is age 65, under the Company's defined benefit pension plan, the Electrotech Retirement Benefits Scheme. (For female members, pension earned prior to 6th April 1996 may be taken unreduced from age 60.) The Electrotech Retirement Benefits Scheme was originally initiated by Electrotech. As a result, only former Electrotech employees are covered participants. The plan members are required to contribute at the rate of 5% of taxable remuneration, the balance of the cost being met by the Company. Benefits are provided on retirement, death and withdrawal, with vesting after two years service in the plan. Pensions increase in payment at the rate of 5% per annum. Benefits are calculated with reference to taxable remuneration and years of service in the plan and are not subject to offsets for social security retirement benefits:

                              PENSION PLAN TABLE

                                                                        YEARS OF SERVICE
                  -------------------------------------------------------------------------------------------------------------
REMUNERATION            5              10             15              20              25              30              35
------------      -------------- -------------- --------------- --------------- --------------- --------------- ---------------
 (Pounds) 50,000. (Pounds) 4,167 (Pounds) 8,333 (Pounds) 12,500 (Pounds) 16,667 (Pounds) 20,833 (Pounds) 25,000 (Pounds) 29,167
  100,000........          8,333         10,667          25,000          33,333          41,667          50,000          58,333
  150,000........         12,500         25,000          37,500          50,000          62,500          75,000          87,500
  200,000........         16,667         33,333          50,000          66,667          83,333         100,000         116,667
  250,000........         20,833         41,667          62,500          83,333         104,167         125,000         145,833
  300,000........         25,000         50,000          75,000         100,000         125,000         150,000         175,000
                       40 OR
REMUNERATION           MORE
------------      ---------------
 (Pounds) 50,000. (Pounds) 33,333
  100,000........          66,667
  150,000........         100,000
  200,000........         133,333
  250,000........         166,667
  300,000........         200,000

  A participant's remuneration covered by the Company's pension plan is his or her highest taxable salary (the "Highest Taxable Salary") in the last five plan years of the participant's career or, in the case of a controlling director with a 20% stock holding, the average such salary over his or her last three plan years. A participant earns one-sixtieth ( 1/60) of his Highest Taxable Salary for each year of service to a maximum of forty-sixtieths ( 40/60). Taxable remuneration for the only Named Executive Officer in the plan as at the end of the last calendar year was (Pounds)163,000 (approximately $268,200) for Mr. Wheeler. The projected number of years of service for Mr. Wheeler upon his normal retirement age is 33 years and 10 months. Pension contributions of $2,949 and $32,182 on behalf of Mr. Wheeler for fiscal years 1996 and 1997, respectively, have been included in the All Other Compensation column of the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

  On October 2, 1997, the Company entered into a retention agreement with Nicolas Carrington pursuant to which he agreed to remain with the Company in his capacity as Senior Vice President, General Manager of Deposition Division until March 31, 1998 in exchange for a payment of approximately $57,795, or six months salary. The Company has also entered into an employment agreement with Nigel Wheeler, dated November 15, 1996, pursuant to which Mr. Wheeler is to be nominated as a director and to act as the President and Chief Operating Officer for the three-year term of the agreement. The agreement with Mr. Wheeler renews annually unless terminated by either party. Under the agreement, Mr. Wheeler is paid a base salary of $268,200 per year, net of any U.S. taxes or other assessments so long as he is not a U.S. citizen. The base salary is subject to certain annual, upward adjustments by the Company. In addition, Mr. Wheeler is eligible to receive an annual performance bonus for each year of service. Mr. Wheeler was also granted, in connection with entering into such agreement, options to acquire 200,000 shares of Common Stock at an exercise price of $11.625 per share, the fair market value of a share of Common Stock on the date of grant. The employment agreement further provides certain customary insurance, vacation benefits and termination provisions.

  In connection with the Exchange Offer, the Board of Directors entered into certain agreements with Christopher D. Dobson, Chairman of the Board and then Chief Executive Officer of the Company. The Company and Mr. Dobson agreed that upon the consummation of the Exchange Offer, 5,015,811 shares of restricted Common Stock and 6,476.995 shares of restricted Series I Preferred Stock (collectively, the "Restricted Stock") would be granted to Mr. Dobson. The Restricted Stock shall vest one hundred percent (100%) upon the earlier of (i) the date five years after the closing of the Exchange Offer, or (ii) the sale of all or substantially all of the assets of the Company, the direct sale by the Company's stockholders possessing more than 50% of the total combined voting power of the Company's outstanding securities to persons different than those holding such securities immediately prior to such sale or the merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to persons different than those holding such securities immediately prior to the merger or consolidation. The Restricted Stock shall automatically be reacquired by the Company in return for a payment of $0.001 per share of Common Stock and $1.00 per share of Series I Preferred Stock upon Mr. Dobson's termination for cause, voluntary cessation of providing services to the Company or if, during the first two years following the Exchange Offer, Mr. Dobson devotes fewer than 750 hours per annum to Trikon related matters. For purposes of the Restricted Stock, the meaning of "for cause" is limited to willful misconduct that materially injures the pecuniary interests of the Company and any material breach of the noncompetition obligations under these agreements. Mr. Dobson is permitted, at his discretion, to reallocate up to twenty percent (20%) of the Restricted Stock to other members of senior management of the Company.

  The Board of Directors and Mr. Dobson further agreed that after the consummation of the Exchange Offer, Mr. Dobson shall receive a contingent variable interest up to 3% of the net proceeds (gross proceeds less reasonable and customary expenses) received upon the sale of the Company as follows:

                                                                    CUMULATIVE
       SALES PRICE ($)                                            PERCENTAGE (%)
       ---------------                                            --------------
       At least $250 million.....................................      0.5%
       At least $260 million.....................................      1.0
       At least $270 million.....................................      2.0
       At least $280 million.....................................      2.5
       $300 million or more......................................      3.0

  In addition, the Board and Mr. Dobson agreed upon certain terms of his employment following the consummation of the Exchange Offer. Among other things, Mr. Dobson shall continue in his position as Chairman and Chief Executive Officer of the Company, devote substantially his full business time to his duties (which shall include research and development work performed on Trikon projects and products, wherever located) and a base salary, of 196,000 British Pounds. Upon successful recruitment of a chief executive officer candidate, Mr. Dobson shall step down as Chief Executive Officer of the Company and continue to receive compensation at his current rate of compensation, unless in connection therewith he determines to devote substantially less than 75% of his full business time to the Company in which case his base salary shall be reduced by 50%. In the event that Mr. Dobson is terminated for any reason other than cause prior to May 2001, he shall be paid an amount equal to his base salary (as of the date of termination) for the period from the date of termination until May 2001. During his employment, Mr. Dobson has agreed not to directly or indirectly be involved with any enterprise engaged in the semiconductor equipment manufacturing industry, subject to a de minimis investment exception. In addition, he also agreed not to solicit any employees of the Company to leave the Company nor any business of any customers, licensors or licensees of the Company during his employment and for two (2) additional years thereafter. All intellectual property and know-how developed by Mr. Dobson while employed by the Company will automatically be assigned to the Company without royalties or other payment.

  In connection with the negotiation of the Applied Materials and Lam Research licenses, restructuring the Company and future licensing efforts, the Board of Directors authorized a $1,500,000 bonus payable to Mr. Dobson, subject to consummation of the Exchange Offer. Such bonus payment by the Company is subject to (i) payment of all accrued and unpaid dividends on the Series H Preferred Stock and redemption for cash of all outstanding shares of Series H Preferred Stock issued as payment of dividends on outstanding Series H Preferred Stock, (ii) such payment not being made prior to June 30, 1999 and
(iii) at the time of payment Trikon shall have had at least $8,000,000 of EBITDA during and for its two most recently completed fiscal quarters (taken as one period). For purposes of calculating EBITDA, upfront license fees (excluding the Applied Material and Lam

Research licenses) shall be equally amortized over the twelve-month period following receipt (including the month of receipt), and, incremental license fees associated with the MORI(TM) source technology (excluding the licenses to Applied Materials and Lam Research) to the extent received in 1998, shall be deemed received in 1999 and allocated equally to each month's EBITDA. Mr. Dobson shall not be entitled to any bonuses with respect to future licenses of Trikon's MORI(TM) source technology.

  At the end of May 1998, the Company has also entered into an employment agreement with Thomas C. McKee pursuant to which Mr. McKee is to be nominated as a director and to act as the Chief Executive Officer for the period commencing June 1, 1998 and continuing through December 31, 1999. Thereafter, the agreement with Mr. McKee renews annually unless terminated by either party upon thirty (30) days prior written notice. Under the agreement, Mr. McKee is paid a base salary of $340,000 per year. The base salary is subject to annual review by the Company and may be increased at the Board of Director's discretion. In addition, Mr. McKee is eligible to receive an annual performance bonus for each year of service in an amount not to exceed fifty percent (50%) of his base salary which is to become payable upon the achievement of certain financial objectives and performance milestones for each year. It has also been agreed that Mr. McKee will be granted, in connection with entering into such agreement, options to acquire 1,874,477 shares of Common Stock (representing two percent (2%) of the Company's outstanding equity securities on a fully diluted basis) at an exercise price of $.625 per share, the closing selling price per share of Common Stock as reported on the NNM on June 1, 1998. The employment agreement further provides for certain customary insurance, vacation benefits and termination provisions as well as a certain housing cost reimbursements.

  Other than as set forth above, Trikon currently has no employment contracts with any of the Named Executive Officers.

DIRECTOR COMPENSATION

  During the year ended December 31, 1997, the Company's directors did not receive any cash compensation for service on the Board of Directors or any committee thereof, but outside directors were reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. In addition, outside directors received a grant of options to purchase 12,500 shares of Common Stock upon their initial election to the Board of Directors and a grant of options to purchase 2,500 shares of Common Stock upon each reelection as a director thereafter, both of which vest in annual increments of 25% over the four-year period following the date of grant.

  In May 1997, the Board of Directors, in connection with their election to the Board of Directors, approved the grant to each of Roger McDaniel and Kenneth Levy an option to purchase 12,500 shares of Common Stock at an exercise price of $7.00 per share, which price represented the fair market value of a share of Common Stock on the date of grant, which option vests in equal, annual increments of 25% over the four-year period following their date of grant, subject to such individual's continued service as a director of the Company.

  In June 1995, John Rollwagen agreed to increase his duties as the Chairman of the Board of the Company to a half-time basis. In consideration therefor, the Company agreed to pay Mr. Rollwagen an annual salary of $144,000, as well as certain expenses. In November 1996, Mr. Rollwagen resigned as Chairman of the Board, but not as a director, upon Trikon's acquisition of Trikon Limited. In consideration of the Board of Directors' desire that Mr. Rollwagen remain a member of the Board following his resignation, the Board approved the extension of Mr. Rollwagen's annual salary through December 31, 1997, subject to his continued participation as a director and senior advisor to the Company. The Board also approved at such time the immediate vesting of all of Mr. Rollwagen's outstanding, unvested options to purchase an aggregate of (i) 9,335 shares of Common Stock at an exercise price of $1.05 per share and (ii) 53,333 shares of Common Stock at an exercise price of $6.30 per share. Effective May 7, 1997, the Board of Directors reduced Mr. Rollwagen's annual salary to $60,000 and in exchange issued him 7,000 shares of Common Stock. Mr. Rollwagen resigned as a director of the Company effective November 15, 1997.

  In December 1997, the Company agreed to pay Jeremy Linnert (Pounds)20,000, subject to his serving as a director until June 30, 1998 or such earlier date designated by the Company, in consideration for his agreement to stand for election as a director. By agreement with the Company, in connection with the appointment of Thomas C. McKee to the Board of Directors, Mr. Linnert resigned from the Board of Directors, effective June 1, 1998.

  In February 1998, the Board of Directors, in connection with his election to the Board of Directors, approved the grant to Richard M. Conn of an option to purchase 12,500 shares of Common Stock at an exercise price of $1.4375, which price represented the fair market value of a share of Common Stock on the date of grant, which option vests in equal, annual investments of 25% over the four-year period following the date of grant, subject to his continued service as a director of the Company. In February 1998, the Board of Directors cancelled certain stock options granted to Brian D. Jacobs and issued new stock options with an exercise price per share of $1.4375 for the same number of shares as the canceled stock options. The new stock options vest in installments six months later than each installment was due to vest pursuant to the cancelled stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors of Trikon consisted of Charles Thompson from January 1, 1997 until October 31, 1997, at which time Mr. Thompson resigned from the Company, and Bradford Jones from January 1, 1997 until May 6, 1997, at which time Mr. Jones resigned from the Board of Directors. On May 7, 1997, the Compensation Committee was expanded from two to three members, and John Rollwagen was elected to serve as a member and continued in such capacity until November 15, 1997. On July 31, 1997, Mr. McDaniel was elected as Chairman of the Compensation Committee and served in such capacity until September 20, 1997. On January 23, 1998, Brian D. Jacobs and Richard M. Conn were elected as members of the Compensation Committee and are the two current members of such committee.

  None of the members of the Compensation Committee was at any time during the fiscal year ended December 31, 1997 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or the Compensation Committee of any other entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee recommends to the Board of Directors general compensation policies for the Company, oversees the Company's compensation plans and specific compensation levels for executive officers, including bonuses, and administers the Option Plan. The following is the report approved by the Board of Directors addressing the compensation of the Company's executive officers for 1997.

  Compensation Policy. The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, long-term growth objectives and ability to attract and retain qualified executive officers. The Compensation Committee addresses this objective by integrating competitive annual base salaries with
(a) bonuses based on annual corporate performance and the achievement of individual performance objectives and (b) stock option grants under the Option Plan. The Compensation Committee believes that cash compensation in the form of salary and bonus provides Company executives with appropriate immediate rewards for success in current operations, while stock option grants promote management stock ownership and thereby expand management's stake in the long-term performance and success of the Company.

  For 1997, the Compensation Committee approved the base salaries of each of the Company's executive officers. In determining such base salaries, the Company examined salaries paid to executive officers of semiconductor equipment companies and other high technology companies with sales comparable to those of the Company. For 1997, the Compensation Committee set the base salaries of the Company's executive officers generally at the median level of the salaries paid to executives in comparable positions at semiconductor equipment companies and other high technology companies of similar size as the Company.

  In 1997, the executive officers of the Company, including the then Chief Executive Officer, were each granted options under the Option Plan. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence the Company's long-term growth and profitability. The vesting provisions of the options granted under the Option Plan are designed to encourage longevity of employment with the Company.

  In 1997, the Company gave bonuses of $15,750 and $13,680 for Harvey J. Frye and Stephen Rhoades, respectively, as reward for their past services and in an effort to retain their services through the restructuring of the Company's Etch Division. The Company also granted a bonus of approximately $268,000 to Nigel Wheeler as reward for his past service and in an effort to retain his services during the downturn in the Company's business.

  Compensation of Chief Executive Officer. The Compensation Committee believed that Dr. Campbell, the Company's Chief Executive Officer from January 1, 1997 through December 1, 1997, provided valuable services to the Company, and that his compensation should therefore be competitive with that paid to executives at comparable semiconductor equipment companies. In addition, the Compensation Committee believed that the compensation of the Chief Executive Officer should be heavily influenced by Company performance. Therefore, although there has necessarily been some subjectivity in setting Dr. Campbell's salary, major elements of his compensation package are directly tied to Company performance. For 1997, Dr. Campbell's salary was set at approximately $265,000 per annum, an amount the Compensation Committee deemed at the time appropriate in light of the Company's stage of growth and salaries paid to chief executive officers of other growth technology companies. On March 14, 1997, the Compensation Committee decided that at the scheduled May 7, 1997 meeting of the Board of Directors, it would recommend that Dr. Campbell's salary was to be lowered to $200,000. At the meeting of the Board of Directors on May 7, 1997, the Board of Directors decided not to reduce Dr. Campbell's salary so as not to cause a perceived need to modify the Company's salary structure and to thus avoid related retention issues. Upon Mr. Dobson's appointment as Chief Executive Officer, his salary remained at the same level as his salary as Chairman of the Board, approximately $316,000 per annum.

  Internal Revenue Code Section 162(M). Under Section 162 of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its shareholders.

  The members of the Compensation Committee for the 1997 fiscal year included Charles Thompson, Bradford Jones, John Rollwagen and Roger McDaniel at different intervals. None of these individuals is presently a member of the Board of Directors. Accordingly, this report has been prepared by the current members of the Board of Directors: Messrs. Dobson, McKee, Wheeler, Conn, Jacobs, Lenihan and Wertheimer.

STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of total shareholder returns for the Company, the Nasdaq Composite Index, the Hambrecht & Quist Semiconductor Index and the Philadelphia Semiconductor Index for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934.

                        [PERFORMANCE GRAPH APPEARS HERE]

      MEASUREMENT PERIOD             TRIKON       HAMBRECHT & QUIST    NASDAQ
    (FISCAL YEAR COVERED)      TECHNOLOGIES, INC.  SEMI-CONDUCTOR   STOCK MARKET
    ---------------------      ------------------ ----------------- ------------
Measurement Pt 08/25/95.......       100.00            100.00          100.00
FYE 12/31/95..................        50.00             72.00          104.00
FYE 12/31/96..................        52.00             93.00          128.00
FYE 12/31/97..................         5.00             98.00          157.00

--------
* Total return assumes reinvestment of dividends.

  The chart above assumes $100.00 was invested on August 25, 1995 in the Company's Common Stock the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index. Total returns for the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index are weighted based on market capitalization.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Company stock performance graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

JOHN ROLLWAGEN

  Mr. Rollwagen resigned as Chairman of the Board of Directors, but not as a director, in November 1996 upon the Company's acquisition of Electrotech. In consideration of the Board of Directors' desire that Mr. Rollwagen remain a member of the Board of Directors following his resignation, the Board of Directors approved the extension of Mr. Rollwagen's annual salary of $144,000 through December 31, 1997, subject to his continued participation as a director and senior advisor to the Company. The Board also approved at such time the immediate vesting of all of Mr. Rollwagen's outstanding, unvested options to purchase an aggregate of (i) 9,335 shares of Common Stock at an exercise price of $1.05 per share and (ii) 53,333 shares of Common Stock at an exercise price of $6.30 per share. Effective May 7, 1997, the Board of Directors reduced Mr. Rollwagen's annual salary to $60,000 and in exchange issued him 7,000 shares of Common Stock. Mr. Rollwagen resigned as a director and senior advisor of the Company effective November 15, 1997.

JOHN LAVALLE

  In February 1997, in consideration of his efforts in connection with the acquisition, the Board of Directors approved the immediate vesting of an unvested option to purchase 25,001 shares of Common Stock at an exercise price of $1.05. Mr. LaValle resigned as Chief Financial Officer of the Company effective June 30, 1997.

CVD PARTNERSHIP

  On March 29, 1996, the Company, as a limited partner, entered into the CVD Limited Partnership (the "CVD Partnership") with CVD Inc., as general partner, and SBIC Partners L.P. ("SBIC Partners"), Norwest Equity V ("Norwest") and R&M Partners/CVD, G.P., each as a limited partner including the Company, each a "Limited Partner." The CVD Partnership was sponsored by the Company to fund research and development costs and expenses relating to CVD technology and applications using MORI(TM) source technology. An aggregate of $5,350,000 was invested by the Limited Partners in the CVD Partnership to fund such research and development efforts, which were to be performed by the Company under an agreement with the CVD Partnership. In connection with the formation of the CVD Partnership, the Company entered into option agreements (the "CVD Option Agreements") with the Limited Partners. Pursuant to the CVD Option Agreements, the Company had an exercisable option (the "CVD Option"), expiring March 29, 2001, to acquire all of the Limited Partners' interest in the CVD Partnership and thereby effectively acquire full ownership of the developed technology and terminate further royalty obligations. In addition, the Limited Partners received warrants (the "CVD Warrants") to purchase an aggregate of 277,662 shares of the Company's Common Stock at a purchase price of $12.75 per share. The CVD Warrants would have become exercisable for a one-year period following exercise of the CVD Option, but only if the CVD Option had been actually exercised by the Company. In connection with their investment in the CVD Partnership, each of SBIC Partners and Norwest received a CVD Warrant to purchase 130,726 shares of Common Stock.

  The Company was paid for research and development services in an amount equal to its actual direct costs, as defined, plus a stated percentage of such costs. During the years ended December 31, 1996 and 1997, the amount of such research and development payments to the Company by the CVD Partnership was $2,841,427 and $0, respectively. Under the applicable agreement, the Company would have been obligated to pay royalties to the CVD Partnership on sales of developed CVD products. Each of SBIC Partners and Norwest invested $2,500,000 in the CVD Partnership. As of March 31, 1996, SBIC Partners beneficially owned 638,604 shares of Common Stock, or approximately 7.4% of the shares of Common Stock then outstanding, and Norwest and its affiliates beneficially owned 603,898 shares of Common Stock, or approximately 7.0% of the shares of Common Stock then outstanding.

  In connection with the Flowfill(TM) CVD Development, the Company announced that it would henceforth focus all of its CVD resources to further evaluate and develop products based on the Flowfill(TM) technology. In that regard, the Company advised the Limited Partners that it had decided to discontinue the research and development efforts of the CVD Partnership. One of the Limited Partners asserted that such action was inconsistent with the terms of the research and development agreement entered into between the Company and the CVD Partnership and that, accordingly, a settlement of any and all claims that the Limited Partners may have had in connection with such discontinuation was appropriate.

  Effective June 30, 1997, the Company acquired all the outstanding limited partnership interests of the CVD Partnership and all of the share interests in the CVD Partnership's corporate general partner in consideration of the Company's issuance of the CVD Partnership Shares pro rata to the Limited Partners, excluding the Company, pursuant to the terms of the CVD Purchase Agreement. As a result of the CVD Acquisition, all CVD technology which had been developed by the CVD Partnership prior to such discontinuation, together with approximately $2,020,000 of unspent funds of the CVD Partnership, are owned solely by the Company. Any and all claims that the Limited Partners may have had in connection with the termination of the research and development project thereunder, the CVD Options, the CVD Warrants or otherwise relating to the CVD Partnership were released and discharged pursuant to the CVD Purchase Agreement.

  In connection with the purchase of all of the outstanding interests in the Limited Partnership and its corporate general partner, the Company agreed to cause a registration statement covering the CVD Partnership Shares (the "CVD Registration Statement") to be filed under the Securities Act and to become effective on or prior to September 1, 1997. In the event that the Company did not cause the CVD Registration Statement covering the CVD Partnership Shares to become effective, the Company would be obligated, pursuant to the original terms of the CVD Purchase Agreement, to pay the holders of CVD Partnership Shares liquidated damages comprising a one-time fee of $75,000, and an amount equal to $2,500 per day for each day after September 1, 1997 and prior to the effective date of the CVD Registration Statement.

  The Company and the holders of the CVD Partnership Shares amended the CVD Purchase Agreement on December 12, 1997 to provide for (i) the immediate payment of liquidated damages accrued through November 1, 1997 of $225,000,
(ii) no further incurrence of liquidated damages should the CVD Registration Statement be effective by March 15, 1998, (iii) in the event that the Company does not cause the CVD Registration Statement to become effective by March 15, 1998, resumption of liquidated damages accruing at a rate of $2,500 for each day thereafter until the CVD Registration Statement becomes effective, and
(iv) should the CVD Registration Statement not be effective by April 1, 1998, the Company would become obligated to the Limited Partners for the liquidated damages for the period between November 1, 1997 and March 15, 1998 of $335,000. As of the date of this Report, the Company had not caused a registration statement to become effective. As of December 1, 1997, SBIC Partners beneficially owned 1,254,900 shares of Common Stock, or approximately 6.8% of the shares of Common Stock then outstanding, and Norwest and its affiliates beneficially owned less than 5% of the shares of Common Stock then outstanding.

NOTE PURCHASE AGREEMENT

  On December 16, 1996, the Company entered into a Note Purchase Agreement (the "Note Purchase Agreement") with five investors, including Brentwood Associates V, L.P. ("Brentwood"), St. Paul Fire & Marine Insurance Company ("St. Paul F&M") and SBIC Partners, confirming their equal $1,250,000 commitments for unsecured subordinated debt in the amount of $6,250,000, which commitments were given prior to the Acquisition to satisfy a working capital closing condition thereto. Prior to the Acquisition in November 1996, the St. Paul Companies, Inc. ("St. Paul"), the parent of St. Paul F&M and St. Paul Venture Capital, SBIC Partners and Brentwood beneficially owned 1,073,558, 638,604 and 564,796 shares of Common Stock, respectively, or approximately 12.3%, 7.3%, and 6.5% of the Common Stock then outstanding, respectively.

  The interest rate on amounts drawn under the Note Purchase Agreement was the bank's prime rate plus 4%. Interest was only payable quarterly in arrears on amounts then outstanding. The ability to borrow under the Note Purchase Agreement expired January 1, 1998 and amounts borrowed under the Note Purchase Agreement plus accrued but unpaid interest would have been due on January 1, 2000. Pursuant to the Series G Preferred Stock Purchase Agreement (as defined below), the Company released St. Paul F&M and SBIC Partners from any obligation to loan money pursuant to the Note Purchase Agreement. As of the date of this Report, no amount was ever borrowed under the Note Purchase Agreement.

  On the date of execution of the Note Purchase Agreement, each investor received a warrant to acquire up to 49,020 shares of Common Stock with an exercise price of $12.75. Each such warrant became exercisable with respect to 50% of such shares on the commitment by such investors to provide financing to the Company under the Note Purchase Agreement. Any advances made under the Note Purchase Agreement would have triggered the exercisability of the remaining shares covered by such warrants. As of the date of this Report, warrants with respect to an aggregate of 122,550 shares of Common Stock at an exercise price of $12.75 were exercisable by such investors. All such warrants expire on December 16, 2001. Holders of such warrants have certain registration rights.

SERIES G PREFERRED STOCK PRIVATE PLACEMENT

  On June 27, 1997, the Company entered into a Series G Preferred Stock Agreement (the "Series G Preferred Stock Purchase Agreement") with certain investors, including St. Paul Venture Capital and SBIC Partners, regarding the issuance and sale of shares of Series G Preferred Stock and warrants to purchase shares of Common Stock. Pursuant to the Series G Preferred Stock Purchase Agreement, which effectively closed on June 30, 1997, the Company issued and sold to investors, in transactions exempt from registration under the Securities Act, 2,962,032 shares of Series G Preferred Stock at $6.75 per share and warrants to purchase 888,610 shares of Common Stock at an exercise price per share of $8.00 share. The Series G Preferred Stock was convertible on a share-for-share basis into Common Stock (subject to customary antidilution adjustments) at any time after September 29, 1997, bore no dividend and would automatically convert into Common Stock on June 30, 2000. The warrants issued in connection with the Series G Preferred Stock private placement are exercisable at any date at least 61 days after written notice of such intended exercise is provided to the Company. Such warrants expire on June 30, 2000. Holders of Series G Preferred Stock and shares of Common Stock issuable upon conversion thereof and warrants to purchase shares of Common Stock at an exercise price of $8.00 per shares and shares of Common Stock issuable upon exercise thereof have certain registration rights. In connection with the consummation of the Exchange Offer, all of the outstanding shares of Series G Preferred Stock were converted into 6,294,614 shares of Common Stock and 7,997,489 shares of Series I Preferred Stock and 866,388 of the outstanding warrants to purchase Common Stock issued in connection with the Series G Preferred Stock private placement were converted into 866,388 shares of Common Stock.

  Unterberg Harris (renamed C.E. Unterberg, Towbin) acted as an investment banker to the Company in the Series G Private Placement and received from the Company approximately $250,000 in fees for such services. Thomas Unterberg was then a managing director of Unterberg Harris.

  As of December 1, 1997, St. Paul, the parent of St. Paul Venture Capital, and SBIC Partners beneficially owned 1,040,235 and 1,254,900 shares of Common Stock, respectively, or approximately 6.8% and 8.1% of the Common Stock then outstanding, respectively. As of December 1, 1997, Thomas Unterberg and affiliated entities beneficially owned approximately 11.8% of the Series G Preferred Stock then outstanding.

                 SHAREHOLDER PROPOSALS FOR PROXY STATEMENT FOR
           THE ANNUAL MEETING FOR THE YEAR ENDING DECEMBER 31, 1998

  Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received no later than March 4, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                ANNUAL REPORTS

  A copy of the Company's annual report on Form 10-K is being mailed to each shareholder of record along with this Proxy Statement. Such report is not part of the Company's soliciting material.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Jeremy Linnert
                                          Secretary

                                                                      EXHIBIT A

                   PROPOSED REVERSE SPLIT ARTICLES AMENDMENT

Article III of the Seventh Restated Articles of Incorporation is amended to read in its entirety substantially as follows:

    "Upon the amendment of this Article III, each three (3) issued and outstanding shares of the Company's common stock (the "Old Common Stock") shall be automatically and without any action on the part of the holder thereof, reclassified and converted into two (2) shares of common stock (the "New Common Stock"), subject to the treatment of fractional interests as described below. Each holder of a certificate or certificates which immediately prior to the amendment to the Seventh Restated Articles of Incorporation becoming effective pursuant to the California General Corporation Law (the "Effective Date"), represented outstanding shares of the Old Common Stock shall be entitled to receive a certificate for the number of shares of New Common Stock they own by presenting their old certificate(s) to the Company's transfer agent for cancellation and exchange.

    No scrip of fractional certificates will be issued. In lieu of fractional shares, the Company will issue one additional share of New Common Stock. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive an additional share therefor as described herein."

                                                                 EXHIBIT B

               PROPOSED CAPITAL STOCK ARTICLES AMENDMENT IF THE
            SHAREHOLDERS APPROVE THE REVERSE SPLIT AND THE COMPANY
                    CAUSES THE REVERSE SPLIT TO TAKE EFFECT

Article IV of the Seventh Restated Articles of Incorporation, is amended in its entirety substantially as follows:

    "The Company is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is Seventy Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (73,333,333) and the number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000).

    The Board of Directors of the Company is authorized to determine the number of series into which shares of Preferred Stock may be divided and the designation of any such series; and except with respect to the Series H Preferred Stock and the Series I Junior Participating Preferred Stock as to which the rights, preferences, privileges, and restrictions imposed upon such Preferred Stock and the holders thereof, as set forth in the Certificates of Determination establishing such Preferred Stock, each filed with the California Secretary of State on May 15, 1998, the Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly-unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to issue of shares of that series, and to increase or decrease, within the limits stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series.

    The Company is authorized to issue Three Million (3,000,000) shares of Series H Preferred Stock and Forty-Four Thousand (44,000) shares of Series I Junior Participating Preferred Stock."

                                                                      EXHIBIT C

               PROPOSED CAPITAL STOCK ARTICLES AMENDMENT IF THE
                 SHAREHOLDERS DO NOT APPROVE THE REVERSE SPLIT

Article IV of the Seventh Restated Articles of Incorporation is amended to read in its entirety substantially as follows:

    "The Company is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is One Hundred Ten Million
  (110,000,000) and the number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000).

    The Board of Directors of the Company is authorized to determine the number of series into which shares of Preferred Stock may be divided and the designation of any such series; and except with respect to the Series H Preferred Stock and the Series I Junior Participating Preferred Stock as to which the rights, preferences, privileges, and restrictions imposed upon such Preferred Stock and the holders thereof, as set forth in the Certificates of Determination establishing such Preferred Stock, each filed with the California Secretary of State on May 15, 1998, the Board of Directors is authorized to determine the rights preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly-unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to issue of shares of that series, and to increase or decrease, within the limits stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series.

    The Company is authorized to issue Three Million (3,000,000) shares of Series H Preferred Stock and Forty-Four Thousand (44,000) shares of Series I Junior Participating "Preferred Stock."

                                                                      APPENDIX A



                           TRIKON TECHNOLOGIES, INC.
                            1991 STOCK OPTION PLAN

                  (Amended and Restated as of June 19, 1998)

          SECTION 1. Description of Plan. This is the 1991 Stock Option Plan (the "Plan") of Trikon Technologies, Inc., a California corporation (the "Company"). Under the Plan, employees, directors, consultants and advisors of the Company or any of its Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a Subsidiary of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated Incentive Stock Options, or not qualify for such treatment and be designated Non-Statutory Stock Options.

          SECTION 2. Purpose of this Plan. The purpose of the Plan and of granting options to employees, directors, consultants and advisors is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such persons by assisting them in acquiring shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

          SECTION 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors, consultants and advisors of the Company or any of its Subsidiaries. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any one Participant. Notwithstanding the foregoing, no Incentive Stock Option may be granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary unless (a) the Option Price (as hereinafter defined) is at least 110% of the fair market value of the Common Stock on the date of grant, and (b) the termination date of such Option is not later than five years after the date such Option is granted. For this purpose, a person's stock ownership is determined using the constructive ownership rules contained in Code
Section 424(d).

          Only employees of the Company or a Subsidiary may be granted Incentive Stock Options under the Plan. The exercise of an Incentive Stock Option will not qualify for favorable income tax treatment unless the Participant remains an employee of the Company or a Subsidiary at all times during the period beginning on the date of the grant of the Incentive Stock Option and ending on the date three months before the date of the exercise of the Incentive Stock Option. For this purpose, a Participant who is on a leave of absence that exceeds ninety days will be considered to have terminated his employment on the ninety-first day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a termination of employment because of a transfer of employment between the Company and a Subsidiary (or vice versa).

          The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Participant may be granted Incentive Stock Options first exercisable in any calendar year under the Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

          SECTION 4. Administration. This Plan shall be administered by the Board of Directors of the Company or a committee thereof (in either case, the "Board"). Should the Board delegate its authority to administer the Plan to a committee of the Board, then such committee shall be comprised of individuals who satisfy the requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and under Code Section 162(m) for purposes of Option grants made to officers and directors of the Company who are subject to the short-swing liability provisions of Section 16 of the 1934 Act, as amended.

          The Board is authorized and empowered to administer the Plan and, subject to the Plan, (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each such Participant, to specify the Option Price (as hereinafter defined) and the terms of Options, and in general to grant Options; (b) to determine, subject to the limits of Section 3 hereof, whether Options will be Incentive Stock Options or Non-Statutory Stock Options; (c) to determine the dates upon which Options shall be granted and to provide for the terms and conditions of the Options in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (d) to interpret the Plan; (e) to prescribe, amend and rescind rules relating to the Plan; and (f) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          SECTION 5. Shares Subject to the Plan. The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under both the Plan and the Company's Share Option Scheme shall be 8,870,000 shares. Such share reserve includes (i) 1,300,000 shares reserved for issuance prior to the acquisition of Electrotech Limited and Electrotech Equipment Limited (collectively "Electrotech"), (ii) an additional 1,100,000 shares approved by the Board and shareholders in connection with the acquisition of Electrotech and
(iii) an additional increase of 6,470,000 shares approved by the Board as of June 19, 1998, subject to shareholder approval at the 1998 Annual Meeting. Such number shall in any event be adjusted to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full,


                                      2.

any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan. The maximum number of shares for which options may be granted to any Participant shall be limited to 500,000 shares per calendar year, except such limit shall be 2,000,000 shares for the calendar year in which an individual first commences service with the Company. For this purpose, an Option granted to a Participant shall be continued to be outstanding despite its cancellation, and the repricing of an Option shall be treated as the grant of a new option.

          SECTION 6. Option Price. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined in each case by the Board with respect to each specific Option but shall not be less than the Fair Market Value (as defined below) of such shares on the date of grant. In the event that the Company acquires another entity, the Board may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

          Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (b) If the Common Stock is at the time listed on either the American Stock Exchange or the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (c) In the event the Common Stock is not traded on the Nasdaq National Market or listed on the American Stock Exchange or the New York Stock Exchange, the Fair Market Value shall be determined by the Board, after taking into account such factors as it deems appropriate.


                                       3.

          SECTION 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in five equal cumulative annual installments commencing one year after the date of grant (provided the Participant is employed by the Company at the time of vesting), or in such other installments and at such other intervals as the Board may in any specific case or cases otherwise specifically determine in granting such Option. Each Option shall terminate and expire, and shall no longer be subject to exercise, ten years after the date of grant thereof, or at such earlier date as the Board may otherwise specifically determine in granting such Option. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes or shares of Common Stock then held by the Participant) as the Board may approve from time to time.

          SECTION 8. Option. Each Option granted under the Plan shall be evidenced by a written stock option executed by the Company and delivered to the Participant, which shall be substantially in the form attached as Exhibit A hereto, or shall be in such other form as specified by the Board. Such stock option shall indicate whether such Option is to be an Incentive Stock Option or a Non-Statutory Stock Option and, if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code.

          SECTION 9. Issuance of Common Stock. The Company's obligation to issue shares of Common Stock upon the exercise of an Option is expressly conditioned upon the making of such investment representations and related undertakings by the Participant (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any securities law registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir or legatee):
(a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof, and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

          SECTION 10. Limited Transferability of Options. During the lifetime of a Participant, Incentive Stock Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death in accordance with Section 13(b) hereof. Non-Statutory Stock Options shall be subject to the same restrictions, except that a Non-Statutory Stock Option may, in


                                       4.

connection with a Participant's estate plan, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for the Participant and/or one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

          SECTION 11. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of Options under the Plan and the maximum number of shares for which options may be granted per Participant, as provided in
Section 5, and (b) in the number, price and kind of shares subject to any outstanding Option granted under the Plan.

          Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Participant to whom no Option has been tendered by the surviving corporation in accordance with all of the terms of clause (b) immediately below shall have the right until five days before the effective date of such dissolution or liquidation, or such merger or consolidation in which the Company is not the surviving corporation, to exercise in whole or in part any unexpired Option or Options issued to him, without regard to the installment provisions of Section 7 of the Plan or any option agreement; or (b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Participant holding an Option, an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to preserve substantially all of the rights and benefits of any Option then outstanding under the Plan. Each Participant shall be given written notice by the Company of any such proposed or contemplated dissolution, liquidation, reorganization, merger or consolidation at least thirty-five (35) days prior to the effective date thereof, which notice shall advise such Participant of the proposed dissolution, liquidation, reorganization, merger or consolidation and the rights of the Participant pursuant to this paragraph.

          To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock


                                       5.

subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

          The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

          SECTION 12. Rights as a Shareholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 11.

          SECTION 13. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. Except as otherwise determined by the Board and set forth in the documents evidencing an Option, all Options shall terminate and expire upon the first to occur of the following events:

               (a) the expiration of 30 days from the date of such Participant's termination of employment (other than by reason of death), except that if the Participant is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) at the time of his termination of employment, the expiration of one year from the date of the Participant's termination of employment;

               (b) the expiration of 180 days from the date of the death of such Participant if his death occurs while he is employed by the Company or any of its subsidiaries; or

               (c) the termination of the Option pursuant to Section 11 of the Plan.

          The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

                                      6.

          For purposes of the above, in the case of Options granted to Participants who are directors of the Company or consultants or advisors to the Company, "employment" shall mean service as such director, consultant or advisor to the Company.

          SECTION 14. Withholding of Taxes. The Company shall deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Board may determine.

          SECTION 15. Termination of Plan. The Plan shall terminate upon the earliest to occur of (i) December 31, 2003, (ii) the date on which all shares
--------
available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in accordance with Section 11. However, the Board may in its absolute discretion terminate the Plan at any time. Should the Plan terminate on December 31, 2003, or by the Board in its absolute discretion, then all Option grants outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

          SECTION 16. Amendment of Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

          As of June 19, 1998, the Plan was amended to effect the following changes (the "1998 Restatement")(i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 6,470,000 shares, (ii) eliminate the restriction under the Company's Share Option Scheme, a separate subplan incorporated within the Plan, which limited the maximum number of shares for which options may be granted to residents of the United Kingdom to 800,000 shares, as last approved by the United Kingdom taxation authority, (iii) extend the termination date of the Plan from December 10, 2000 to December 31, 2003, (iv) increase the maximum number of shares any participant may receive under the Plan from 500,000 shares over the term of the Plan to 500,000 shares per calendar year, except such limit will be increased to 2,000,000 shares in the calendar year in which a participant first commences service with the Company, and (v) effect a series of technical changes to the provisions of the Plan (including the shareholder approval requirements and the transferability of non-statutory stock options) in order to take advantage of recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws. The 1998 Restatement became effective immediately upon adoption by the Board and was approved by the Company's shareholders at the 1998 Annual Meeting.

                                      7.

          The 1998 Restatement is subject to shareholder approval at the 1998 Annual Meeting, and no option grants made on the basis of the 6,470,000-share increase shall become exercisable in whole or in part unless and until the 1998 Restatement is approved by the shareholders. Should such shareholder approval not be obtained at the 1998 Annual Meeting, then each option grant made pursuant to such 6,470,000-share increase shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. In addition, only 800,000 of the Shares of Common Stock reserved under the Plan will be available for issuance under the U.K. Plan. However, the provisions of the Plan as in effect immediately prior to the 1998 Restatement (including the December 10, 2000 termination date of the Plan) shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to the 1998 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1998 Restatement shall be deemed to modify or in any way affect those outstanding options. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

          SECTION 17. Amendment of Options. The Board may modify an existing Option, including the right to (a) change the exercise price, (b) accelerate the right to exercise it, (c) extend or renew it, or (d) cancel it and issue a new Option. However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without his consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing Option granted to an Insider will be treated as a new grant for purposes of Section 16 of the Securities Exchange Act of 1934 will be determined in accordance with Rule 16b-3.


                                      8.

                                  RULES OF THE
                           TRIKON TECHNOLOGIES, INC.
                           (UNITED KINGDOM COMPANIES)

                              SHARE OPTION SCHEME
                              -------------------

          1.   DEFINITIONS
               -----------

               1.1 In these Rules the following words and expressions shall have the following meanings:

               "Announcement Date" the date on which the annual or half-yearly results of the Company are announced.

               "Appropriate Period" the meaning given in Paragraph 15(2) of
Schedule 9.

               "Approval Date" the date on which the Scheme is approved by the Board of Inland Revenue under Schedule 9.

               "Associated Company" has the same meaning in Section 416 of ICTA 1988.

               "Auditors" the auditors for the time being of the Company (acting as experts and not as arbitrators).

               "Board" the Board of Directors of the Company or, except in Rule 10.4, a duly constituted committee thereof.

               "Company" Trikon Technologies, Inc.

               "Control" has the same meaning as in Section 840 of ICTA 1988.

               "Dealing Day" a day on which the stock exchange is open for the transaction of business.

               "Date of Grant" the date on which an Option is, was, or is to be granted under the Scheme.

               "Eligible Employee" any director of any Participating Company who is required to devote to his duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company, provided that the director or employee is not precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

               "ICTA 1988" The Income and Corporation Taxes Act 1988.

               "Market Value" on any date the closing selling price of a Share on the Dealing Day immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market, or if not then traded on the Nasdaq National Market, as such price is reported by the stock exchange on which the Shares are listed. If there is no closing selling price immediately prior to the date in question, then Market Value shall be the closing selling price on the last preceding date for which such quotation exists. (Provided that if the Dealing Day does not fall within the period specified in Rule 2, on any date the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the Inland Revenue Shares Valuation Division on or before that day.)

               "Option" a right to acquire Shares granted (or to be granted) in accordance with the Rules of this Scheme.

               "Option Holder" an individual to whom an Option has been granted or his personal representatives.

               "Participating Company" the Company and any other company of which the Company has Control and which is for the time being nominated by the Board to be a Participating Company.

               "Schedule 9" Schedule 9 ICTA 1988.

               "Scheme" the employee share option scheme constituted and governed by these rules as from time to time amended.

               "Share" a share of Common Stock of the Company which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9.

               "Subscription Price" the price at which each Share subject to an Option may be acquired on the exercise of that Option determined in accordance with Rule 2.

               "Subsisting Option" an option which has neither lapsed nor been exercised.

               1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

               1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

          2.  INVITATION TO APPLY FOR OPTIONS

               2.1 At any time or times within a period of four weeks after an Announcement Date or the Approval Date, and in any case not earlier than the Approval Date nor later than the tenth anniversary thereof, the Board may in its absolute discretion select any number of individuals who may at the intended Date of Grant be Eligible Employees and invite them to apply for the grant of Options to acquire Shares in the Company.

               2.2   Each invitation shall specify:

                     i) the date (being neither earlier than 7 nor later than 14 days after the issue of the invitation) by which an application must be made,

                     ii) the maximum number of Shares over which that individual may on that occasion apply for an Option, being determined at the absolute discretion of the Board save that it shall not be so large that the grant of the Option over that number of Shares would cause the limit specified in Rule 5.1 to be exceeded, and

                     iii) the Subscription Price at which Shares may be acquired on the exercise of any Option granted in response to the application.

               2.3 Each invitation shall be accompanied by an application in such form, not inconsistent with these Rules, as the Board may determine.

               2.4   i)      The Subscription Price shall not be less than the
                             nominal value of a Share, and

                     ii) Subject to Rule 8, the Subscription Price shall not be less than the Market Value of a Share on the day the invitation to apply for an Option was issued pursuant to Rule 2.1.

          3.   APPLICATIONS FOR OPTIONS

               3.1 Not later than the date specified in the invitation each Eligible Employee to whom an invitation has been issued in accordance with Rule 2 above may apply to the Board, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.

               3.2 Each application shall be accompanied by a payment of (Pounds)1 in consideration for the Option to be granted.

          4.   GRANT OF OPTIONS

               4.1 Not later than the twenty-first day following the issue of invitations the Board may grant to each applicant who is still an Eligible Employee an Option over the number of Shares specified in his application.

               4.2 As soon as possible after Options have been granted the Board shall issue an option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

               4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

          5.   LIMITATIONS ON GRANTS

               5.1 Any option granted to an Eligible Employee shall be limited to take effect so that the aggregate Market Value of Shares subject to that Option, when aggregated with the Market Value of shares subject to Subsisting Options, shall not exceed (Pounds) 30,000.

               5.2   For the purposes of Rule 5.1:

                     i) Options shall include all Options granted under this Scheme and all options granted under any other scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or any Associated Company thereof.

                     ii) The Market Value of shares shall be calculated as at
                         the time the Options in relation to those shares were granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue.

          6.   EXERCISE OF OPTIONS

               6.1 Subject to Rule 9 below and provided always that at all times the Option has not lapsed it may be exercised in whole or in part in five
(5) equal cumulative annual installments commencing one year after the Date of Grant or in such other installments and/or at such other intervals as may be specified in the invitation to apply for the grant of the Option.

               6.2 An Option shall lapse on the latest of the following events:

                     i) the Option Holder ceasing to be employed by a Participating Company; and, the earliest of:

                     ii) the tenth anniversary of the Date of Grant, or such shorter period as may be specified in the invitation to apply for the grant of the Option,

                     iii) the expiration of 180 days from the Option Holder's
                          death if his death occurs while he is employed by any Participating Company,

                     iv) the expiration of 30 days following the Option Holder ceasing to be a director or employee of any Participating Company, other than by reason of his death, except that if Option Holder is disabled at the time he ceases to be a director or employee, the expiration of one year from the date of termination,

                     v) unless a release has been effected under Rule 7.4, six months after the Option has become exercisable in accordance with Rule 7, and

                     vi)  the Option Holder being adjudicated bankrupt.

          6.3 The termination of Employment of an Option Holder by death or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by the Option Holder on the date of such termination.

          7.   TAKEOVERS AND LIQUIDATIONS

               7.1 If any person obtains Control of the Company as a result of making:

                     i) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

                     ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares, then any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

               7.2 If under Section 425 of the Companies Act 1985 or any provisions of United States law having similar effect the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the Court sanctioning the compromise or arrangement.

               7.3 If any person becomes bound or entitled to acquire shares in the Company under Section 428 to 430 of the said Act of 1985 or Articles 421 to 423 of the said Order of 1986 or any provisions of United States law having similar effect any Subsisting Option may subject to Rule 7.4 below be exercised at any time when that person remains so bound or entitled.

               7.4 If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option Holder may, by agreement with that other company (the "Acquiring Company"), within the Appropriate Period, release each Subsisting Option (the "Old Option") for an option (the "New Option") which satisfies the conditions that it:

                     i) is over shares in the Acquiring Company or some other company falling within paragraph (b) or paragraph (c) of Paragraph 10, Schedule 9 which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

                     ii) is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on its release,

                     iii) has a subscription price per share such that the
                          aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option, and

                     iv)  is otherwise identical in terms to the Old Option.

          The New Option shall, for all other purposes of this scheme, be treated as having been acquired at the same time as the Old Option.

          Where any New Options are granted pursuant to this clause 7.4, Rules 4.3, 6, 7, 8, 9, 10.1 and 10.3 to 10.6 shall, in relation the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but reference to Participating Company shall continue to be construed as if references to the Company were references to Trikon Technologies, Inc.

               7.5 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

               7.6 For the purposes of this Rule 7, other than Rule 7.4, a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

               7.7 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of the Rule 9 below.

               7.8 Where in accordance with Rule 7.4 Subsisting Options are released and New Options granted the New Options shall not be exercisable in accordance with Rule 7.1, 7.2 and 7.3 above by virtue of the event by reason of which the New Options were granted.

          8.   VARIATION OF SHARE CAPITAL

               In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable provided that:

               i) the aggregate amount payable on the exercise of an Option in full is not increased,

               ii) the Subscription Price for a Share is not reduced below its nominal value,

               iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue, and

               iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of
                     Schedule 9.

          9.   MANNER OF EXERCISE OF OPTIONS

               9.1 No Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

               9.2 No Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10-14 of Schedule 9.

               9.3 An Option shall be exercised by the Option Holder giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

               9.4 Shares shall be allotted and issued or transferred pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the Option Holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

               9.5 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.

          10.  ADMINISTRATION AND AMENDMENT

               10.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

               10.2 The Board may from time to time amend these Rules provided that:

                     i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made,

                     ii) no amendment may be made which would make the terms on which Options may be granted materially more generous without the prior approval of the Company in general meeting, and

                     iii) no amendment shall have effect until approved by the
                          Board of Inland Revenue.

               10.3 The cost of establishing and operating the Scheme shall be home by the Participating Companies in such proportions as the Board shall determine.

               10.4 The Board may establish a committee consisting of not less than three Board members to whom any or all of its powers in relation to the Scheme may be delegated. The Board may at any time dissolve the Committee, alter its constitution or direct the manner in which it shall act.

               10.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

               10.6 The Company shall at all times keep available sufficient authorized and unissued Shares or shall otherwise procure that sufficient issued Shares are available for transfer to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

                                                                      APPENDIX B


                           TRIKON TECHNOLOGIES, INC.

                       1998 DIRECTORS STOCK OPTION PLAN
                       --------------------------------

     I.   PURPOSE OF THE PLAN

          This 1998 Directors Stock Option Plan (the "Plan") is intended to promote the interests of Trikon Technologies, Inc., a California corporation (the "Corporation"), by providing the non-employee members of the Corporation's Board of Directors with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  ADMINISTRATION OF THE PLAN

          The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

     III. STOCK SUBJECT TO THE PLAN

          A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 500,000 shares, subject to adjustment from time to time in accordance with the provisions of this Article III.

          B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Article VI shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

          C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made per each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments deter mined by the Board shall be final, binding and conclusive.

     IV.  ELIGIBILITY

          The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) those individuals who first become non-employee Board members at any time on or after the Effective Date, whether through appointment by the Board or election by the Corporation's shareholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Plan at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Plan while he or she continues to serve as a non-employee Board member.

     V.   TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A.    Grant Date.  Option grants under the Plan shall be made on the
                ----------
dates specified below:

                1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase ninety thousand (90,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

                2. On the date of each Annual Shareholders Meeting held after the Effective Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase eighteen thousand (18,000) shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such eighteen thousand (18,000)-share option grants any one Eligible Director may receive over his or her period of

Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          Shareholder approval of this Plan at the 1998 Annual Meeting shall constitute pre-approval of each option grant made pursuant to the provisions of the Plan and the subsequent exercise of that option in accordance with its terms.

          B.    Exercise Price. The exercise price per share shall be equal to
                --------------
one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C.    Payment.
                -------

                The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

                1.  in cash or check made payable to the Corporation; or

                2. in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                3. to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                D.  Option Term. Each automatic grant under the Plan shall have
                    -----------
a maximum term of ten (10) years measured from the automatic grant date.

                E.  Exercise and Vesting of Options.  Each option shall be
                    -------------------------------
immediately exercisable for any or all of the option shares. However, no option granted prior to shareholder approval of the Plan may be exercised unless and until such approval is obtained. Any shares purchased under the Plan shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each ninety thousand (90,000)-share automatic option grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4)-year period measured from the option grant date. The shares subject to each eighteen thousand (18,000)-share automatic option grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

                F. Termination of Board Service. The following provisions shall
                   ----------------------------
the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                 1. The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
     (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                 2. During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                 3. Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                 4. In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

          G.  Limited Transferability of Options.  The Non-Statutory Options
              ----------------------------------
granted under the Plan may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for the Optionee and/or one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate. Should an Optionee die while holding an option granted under the Plan, then each such option shall be transferred in accordance with Optionee's will or the laws of descent and distribution.

         H.   Shareholder Rights.  The holder of an automatic option shall
              ------------------
have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          I.  Remaining Terms.  The remaining terms and conditions of each
              ---------------
automatic option grant shall be as set forth in the form Non-Statutory Stock Option Agreement attached as Exhibit A.

     VI.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. The shares of Common Stock subject to each option outstanding at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of those shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Shareholder approval of this Plan at the 1998 Annual Meeting shall constitute pre-approval of each option grant made under the Plan with such a cash surrender right and the subsequent exercise of that right in accordance with the terms of this Paragraph VI.C, and no approval or consent of the Board shall be required at the time of the actual option surrender and cash distribution.

          D. Each option which is assumed in connection with a Change in Control (or otherwise continued in full and effect) shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities or other property which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain
--------
the same.

          E. The automatic grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     VII.  AMENDMENT OF THE PLAN AND AWARDS

           The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected optionees consent to such amendment. In addition, certain amendments to the Plan may require shareholder approval pursuant to applicable law or regulation.

     VIII.  EFFECTIVE DATE AND TERM OF PLAN

            A. The Plan is hereby adopted by the Board to be effective on this 10th day of June, 1998, subject, however, to shareholder approval at the 1998 Annual Shareholders Meeting. No options granted under the Plan shall be exercisable, and no shares shall be issued under the Plan, until such shareholder approval is obtained. If such shareholder approval is not obtained, then this Plan shall terminate, and any outstanding options granted under the Plan shall terminate immediately and cease to be outstanding.

          C.  The Plan shall terminate upon the earliest of (i) June 30, 2008
                                                --------
or (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or cancelled pursuant to the cash-out provisions of the Plan. If the date of termination is determined under clause
(i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

     IX.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the exercise of automatic options granted under the Plan shall be used for general corporate purposes.

     X.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

     XI.  NO IMPAIRMENT OF RIGHTS

          Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the shareholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

     XII.  MISCELLANEOUS PROVISIONS

           A. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          B. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by a Change in Control or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                   APPENDIX
                                   --------

          The following definitions shall be in effect under the Plan:


     A.  Board shall mean the Corporation's Board of Directors.
         -----

     B.  Change in Control shall mean a change in ownership or control of the
         -----------------
Corporation effected through any of the following transactions:

               a. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               b. the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

               c. the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or

               d. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     C.  Code shall mean the Internal Revenue Code of 1986, as amended.
         ----

     D.  Common Stock shall mean the Corporation's common stock.
         ------------

     E.  Corporation shall mean Trikon Technologies, Inc., a California
         -----------
corporation, and any corporate successor to all or substantially of the assets or voting stock of Trikon Technologies, Inc. which shall by appropriate action adopt the Plan.

     F.  Effective Date shall mean June 10, 1998, the date the Board approved
         --------------
the Plan.

     G.  Eligible Director shall mean a non-employee Board member eligible to
         -----------------
participate in the Plan in accordance with the eligibility provisions of Article IV.

     H.  Exercise Date shall mean the date on which the Corporation shall have
         -------------
received written notice of the option exercise.

     I.  Fair Market Value per share of Common Stock on any relevant date shall
         -----------------
be determined in accordance with the following provisions:

               a. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               b. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     J.  Hostile Take-Over shall mean the acquisition, directly or indirectly,
         -----------------
by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

     K.  1934 Act shall mean the Securities Exchange Act of 1934, as amended.
         --------

     L.  Non-Statutory Option shall mean an option not intended to satisfy the
         --------------------
requirements of Code Section 422.

     M.  Optionee shall mean any person to whom an option is granted under the
         --------
Plan.

     N.  Parent shall mean any corporation (other than the Corporation) in an
         ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     O.  Permanent Disability or Permanently Disabled shall mean the inability
         --------------------------------------------
of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     P.  Plan shall mean the Corporation's 1998 Directors Stock Option Plan, as
         ----
set forth in this document.

     Q.  Stock Exchange shall mean either the American Stock Exchange or the New
         --------------
York Stock Exchange.

     R.  Subsidiary shall mean any corporation (other than the Corporation) in
         ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     S.  Take-Over Price shall mean the greater of (i) the Fair Market Value per
         ---------------                -------
share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.

LOGO

PROXY                       TRIKON TECHNOLOGIES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, JULY 28, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARES ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF SERIES H PREFERRED STOCK SHOULD COMPLETE THE PINK PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF COMMON STOCK AND THE PINK PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF PREFERRED STOCK.

          The undersigned revokes all previous proxies, acknowledges receipt of the notice of Annual Meeting of Shareholders to be held on July 28, 1998 and the proxy statement, and appoints Christopher D. Dobson and Thomas C. McKee or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 1998 Annual Meeting of Shareholders of the Company to be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on July 28, 1998 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1. TO ELECT FOUR DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

_____   FOR all nominees listed below (except as marked to the contrary below).
        Nominees:  Christopher D. Dobson
                   Thomas C. McKee
                   Richard M. Conn
                   Nigel Wheeler

_____   WITHHELD AUTHORITY to vote for all nominees listed below.

TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below:


------------------------------------------

------------------------------------------

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S SEVENTH RESTATED ARTICLES OF INCORPORATION TO EFFECTUATE A TWO-FOR-THREE REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

   _____ FOR _____ AGAINST  _____ ABSTAIN

4. TO APPROVE AN AMENDMENT TO THE COMPANY'S SEVENTH RESTATED ARTICLES OF INCORPORATION TO PROVIDE FOR AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO EITHER 73,333,333 SHARE IF THE PROPOSED REVERSE STOCK SPLIT IN PROPOSAL 3 IS APPROVED BY THE SHAREHOLDERS AND EFFECTED BY THE COMPANY OR 110,000,000 SHARES IF THE PROPOSED REVERSE STOCK SPLIT IS NOT APPROVED BY THE SHAREHOLDERS AND A DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 20,000,000 TO 5,000,000 SHARES.

   _____ FOR _____ AGAINST  _____ ABSTAIN

5. TO APPROVE A SERIES OF AMENDMENTS TO THE COMPANY'S 1991 STOCK OPTION PLAN, INCLUDING (I) AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN FROM 2,400,000 TO 8,870,000 SHARES (WITHOUT GIVING EFFECT TO THE PROPOSED REVERSE STOCK SPLIT IN PROPOSAL 3) AND (II) THE EXTENSION OF THE TERM OF SUCH PLAN TO DECEMBER 31, 2003.

   _____ FOR _____ AGAINST  _____ ABSTAIN

6. TO APPROVE THE IMPLEMENTATION OF THE COMPANY'S 1998 DIRECTORS STOCK OPTION PLAN.

   _____ FOR _____ AGAINST  _____ ABSTAIN

7. TO NOTIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

   _____ FOR _____ AGAINST  _____ ABSTAIN

8. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



          The Board of Directors recommends a vote FOR the directors listed above in Proposal 1 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in Proposal 1 and FOR all other proposals.

                              MARK HERE FOR ADDRESS
                              CHANGE AND NOTE BELOW


          Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

                              Signature:______________________________

                              Date:___________________________________

                              Signature:______________________________

                              Date:___________________________________

LOGO

PROXY                       TRIKON TECHNOLOGIES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, JULY 28, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARE ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARES ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF COMMON STOCK SHOULD COMPLETE THE BLUE PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF SERIES H PREFERRED STOCK AND THE BLUE PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF COMMON STOCK.

          The undersigned revokes all previous proxies, acknowledges receipt of the notice of Annual Meeting of Shareholders to be held on July 28, 1998 and the proxy statement, and appoints Christopher D. Dobson and Thomas C. McKee or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Series H Preferred Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 1998 Annual Meeting of Shareholders of the Company to be held at the Michelangelo Hotel located at 152 West 51st Street, New York, New York 10019, on July 28, 1998 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

2. TO ELECT TWO DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF THE SERIES H PREFERRED STOCK:

_____   FOR all nominees listed below (except as marked to the contrary below).
        Nominees:  Lawrence D. Lenihan, Jr.
                   Stephen N. Wertheimer

_____   WITHHELD AUTHORITY to vote for all nominees listed below.

TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below.


------------------------------------------

------------------------------------------

8. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF POSTPONEMENTS THEREOF.



          The Board of Directors recommends a vote FOR the directors listed above in Proposal 2 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in Proposal 2 and FOR all other proposals.

                              MARK HERE FOR ADDRESS
                              CHANGE AND NOTE BELOW


          Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

                              Signature:______________________________

                              Date:___________________________________

                              Signature:______________________________

                              Date:___________________________________